EXHIBIT 10.1
EXECUTION VERSION

CREDIT AGREEMENT
dated as of May 14, 2024,
among
ACCENTURE GLOBAL CAPITAL DESIGNATED ACTIVITY COMPANY,
ACCENTURE CAPITAL INC.,
and
ACCENTURE FINANCE LIMITED,
each as a Borrower,
each other BORROWER from time to time party hereto,
ACCENTURE PLC,
as Guarantor,
the LENDERS from time to time party hereto,
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
CITIBANK, N.A.,
BNP PARIBAS SECURITIES CORP.,
SOCIÉTÉ GÉNÉRALE
and
BARCLAYS BANK PLC,
as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.,
as Syndication Agent
CITIBANK, N.A.,
BNP PARIBAS,
SOCIÉTÉ GÉNÉRALE
and
BARCLAYS BANK PLC,
as Co-Documentation Agents

Section		Page

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS		1
1.01	DEFINED TERMS	1
1.02	OTHER INTERPRETIVE PROVISIONS	42
1.03	ACCOUNTING TERMS.	43
1.04	EXCHANGE RATES; CURRENCY EQUIVALENTS	44
1.05	ADDITIONAL ALTERNATIVE CURRENCIES	44
1.06	CHANGE OF CURRENCY	45
1.07	CURRENCY DISQUALIFYING EVENTS	45
1.08	INTEREST RATES; BENCHMARK NOTIFICATION	46
1.09	DIVISIONS	46
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS		46
2.01	LOANS	46
2.02	BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS	47
2.03	LETTERS OF CREDIT	49
2.04	PREPAYMENTS	60
2.05	TERMINATION OR REDUCTION OF COMMITMENTS	61
2.06	REPAYMENT OF LOANS	61
2.07	INTEREST	61
2.08	FEES	62
2.09	COMPUTATION OF INTEREST AND FEES	62
2.10	EVIDENCE OF DEBT	63
2.11	PAYMENTS GENERALLY; ADMINISTRATIVE AGENT’S CLAWBACK	63
2.12	SHARING OF PAYMENTS BY LENDERS	65
2.13	BORROWING AGENT; JOINT AND SEVERAL OBLIGATIONS	66
2.14	BORROWING AFFILIATES	67
2.15	EXTENSION OF MATURITY DATE	68
2.16	INCREASE IN COMMITMENTS	70
2.17	DEFAULTING LENDERS	71
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY		74
3.01	TAXES	74
3.02	ILLEGALITY	79
3.03	INABILITY TO DETERMINE RATES	80
3.04	INCREASED COSTS	84
3.05	COMPENSATION FOR LOSSES	86
3.06	MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS	87
3.07	SURVIVAL	87
ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		87
4.01	CONDITIONS OF INITIAL CREDIT EXTENSION	87
4.02	CONDITIONS TO ALL CREDIT EXTENSIONS	89

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Section		Page

ARTICLE IVA. GUARANTY		89
4A.01	GUARANTY	89
4A.02	PAYMENT	90
4A.03	GUARANTY ABSOLUTE	90
4A.04	REINSTATEMENT	91
4A.05	WAIVER; SUBROGATION	92
4A.06	SET-OFF AND WAIVER	93
ARTICLE V. REPRESENTATIONS AND WARRANTIES		93
5.01	EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS	93
5.02	AUTHORIZATION; NO CONTRAVENTION	93
5.03	GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS	93
5.04	BINDING EFFECT	94
5.05	FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT	94
5.06	LITIGATION	94
5.07	NO DEFAULT	95
5.08	ENVIRONMENTAL COMPLIANCE	95
5.09	TAXES	95
5.10	ERISA COMPLIANCE	95
5.11	MARGIN REGULATIONS; INVESTMENT COMPANY ACT	95
5.12	DISCLOSURE	96
5.13	COMPLIANCE WITH LAWS	96
5.14	REPRESENTATIONS AS TO FOREIGN BORROWERS	96
5.15	OFAC	96
5.16	ANTI-CORRUPTION LAWS	97
5.17	AFFECTED FINANCIAL INSTITUTIONS	97
5.18	PLAN ASSETS; PROHIBITED TRANSACTIONS	97
5.19	WITHHOLDING TAXES	97
5.20	COVERED ENTITY	97
ARTICLE VI. AFFIRMATIVE COVENANTS		97
6.01	FINANCIAL STATEMENTS	98
6.02	CERTIFICATES; OTHER INFORMATION	98
6.03	NOTICES	99
6.04	PAYMENT OF TAXES	100
6.05	PRESERVATION OF EXISTENCE, ETC.	100
6.06	MAINTENANCE OF PROPERTIES	100
6.07	MAINTENANCE OF INSURANCE	100
6.08	COMPLIANCE WITH LAWS	100
6.09	BOOKS AND RECORDS	100
6.10	INSPECTION RIGHTS	100
6.11	USE OF PROCEEDS	101

Section		Page

6.12	PARI PASSU	101
6.13	ANTI-CORRUPTION LAWS	101
ARTICLE VII. NEGATIVE COVENANTS		101
7.01	NEGATIVE PLEDGE	101
7.02	FUNDAMENTAL CHANGES, MERGERS AND SALES OF ASSETS	101
7.03	USE OF PROCEEDS	102
7.04	FINANCIAL COVENANT	102
7.05	SANCTIONS	102
7.06	ANTI-CORRUPTION LAWS	102
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		102
8.01	EVENTS OF DEFAULT	102
8.02	REMEDIES UPON EVENT OF DEFAULT	104
8.03	APPLICATION OF FUNDS	104
ARTICLE IX. ADMINISTRATIVE AGENT		105
9.01	APPOINTMENT AND AUTHORITY	105
9.02	RIGHTS AS A LENDER	106
9.03	EXCULPATORY PROVISIONS	106
9.04	RELIANCE BY ADMINISTRATIVE AGENT	108
9.05	DELEGATION OF DUTIES	108
9.06	RESIGNATION OF ADMINISTRATIVE AGENT	109
9.07	NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS	110
9.08	NO OTHER DUTIES, ETC.	110
9.09	ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM	111
9.10	CERTAIN ERISA MATTERS	111
9.11	RECOVERY OF ERRONEOUS PAYMENTS	113
9.12	POSTING OF COMMUNICATIONS; APPROVED BORROWER PORTAL	114
ARTICLE X. MISCELLANEOUS		115
10.01	AMENDMENTS, ETC.	115
10.02	NOTICES	117
10.03	NO WAIVER; CUMULATIVE REMEDIES	119
10.04	EXPENSES; INDEMNITY; LIMITATION OF LIABILITY	120
10.05	PAYMENTS SET ASIDE	122
10.06	SUCCESSORS AND ASSIGNS	122
10.07	TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY	126
10.08	RIGHT OF SETOFF	128
10.09	INTEREST RATE LIMITATION	128
10.10	COUNTERPARTS; INTEGRATION; EFFECTIVENESS	128
10.11	SURVIVAL	129
10.12	SEVERABILITY	129

Section		Page

10.13	REPLACEMENT OF LENDERS	129
10.14	GOVERNING LAW; JURISDICTION; ETC.	131
10.15	WAIVER OF JURY TRIAL	133
10.16	USA PATRIOT ACT NOTICE	133
10.17	ELECTRONIC EXECUTION	133
10.18	JUDGMENT CURRENCY	134
10.19	NO ADVISORY OR FIDUCIARY RESPONSIBILITY	135
10.20	ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF AFFECTED FINANCIAL INSTITUTION	135
10.21	ACKNOWLEDGMENT REGARDING ANY SUPPORTED QFCS	136
10.22	WAIVER OF TERMINATION NOTICE	137

SCHEDULES:

2.01    Commitments
2.03    Letter of Credit Commitments

EXHIBITS:
A    Form of Assignment and Assumption
B    Form of Compliance Certificate
C    Form of Election to Participate
D    Form of Election to Terminate
E    Form of Note
F-1    Form of U.S. Tax Compliance Certificate
F-2    Form of U.S. Tax Compliance Certificate
F-3    Form of U.S. Tax Compliance Certificate
F-4    Form of U.S. Tax Compliance Certificate
G    Form of Borrowing Affiliate Effectiveness Notice
H    Form of Irish Qualifying Lender Confirmation
I    Form of Notice of Loan Prepayment

v

Notice: Under the Credit Reporting Act 2013 lenders are required to provide personal and credit information for credit applications and credit agreements of €500 and above to the Central Credit Register. This information will be held on the Central Credit Register and may be used by other lenders when making decisions on your credit applications and credit agreements.
CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of May 14, 2024 among ACCENTURE GLOBAL CAPITAL DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares incorporated under the laws of Ireland with company number 669128, ACCENTURE CAPITAL INC., a Delaware corporation, ACCENTURE FINANCE LIMITED, a private company limited by shares incorporated under the laws of Ireland with company number 562320, each other BORROWER from time to time party hereto, ACCENTURE PUBLIC LIMITED COMPANY, a public limited company incorporated under the laws of Ireland with company number 471706, as guarantor, the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The Borrowers have requested that the Lenders provide a revolving credit facility, with a letter of credit subfacility, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Accenture Capital” means Accenture Capital Inc., a Delaware corporation.
“Accenture Finance Limited” means Accenture Finance Limited, a private company limited by shares incorporated under the laws of Ireland with company number 562320.
“Accenture Global Capital DAC” means Accenture Global Capital Designated Activity Company, a designated activity company limited by shares incorporated under the laws of Ireland with company number 669128.
“Accenture Group” means, collectively, the Accenture Group Members. The Accenture Group is not itself a Person.
“Accenture Group Member” means each of Accenture plc and its Subsidiaries.

“Accenture plc” means Accenture Public Limited Company, a public limited company incorporated under the laws of Ireland with company number 471706.
“Acquisition” means any acquisition (in one transaction or a series of related transactions, and including pursuant to a merger or consolidation) of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a division, a business unit or line of business of) any Person.
“Acquisition Indebtedness” means any Indebtedness of Accenture plc or any Subsidiary that has been incurred for the purpose of financing, in whole or in part, an Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Persons or assets to be acquired); provided that either (a) the release of the proceeds thereof to Accenture plc and the Subsidiaries is contingent upon the substantially simultaneous consummation of such Acquisition (and, if the definitive agreement for such Acquisition is terminated prior to the consummation of such Acquisition, or if such Acquisition is otherwise not consummated by the date specified in the definitive documentation evidencing or governing such Indebtedness (subject to any extensions to such date agreed by the parties thereto), then, in each case, such proceeds are, and pursuant to the terms of such definitive documentation are required to be, promptly applied to satisfy and discharge all obligations of Accenture plc and the Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or a similar provision) if such Acquisition is not consummated by the date specified in the definitive documentation evidencing or governing such Indebtedness (and, if the definitive agreement for such Acquisition is terminated prior to the consummation of such Acquisition or such Acquisition is otherwise not consummated by the date so specified (subject to any extensions to such date agreed by the parties thereto), such Indebtedness is, and pursuant to such “special mandatory redemption” (or similar) provision is required to be, redeemed or otherwise satisfied and discharged within 90 days of such termination or such specified date, as the case may be).
“Adjusted Daily Simple CORRA” means an interest rate per annum equal to (a) Daily Simple CORRA plus (b) 0.29547%; provided that if the Adjusted Daily Simple CORRA as so determined would be less than zero, the Adjusted Daily Simple CORRA shall be deemed to be zero for the purposes of this Agreement.
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than zero, the Adjusted Daily Simple SOFR shall be deemed to be zero for the purposes of this Agreement.
“Adjusted Term CORRA” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars for any Interest Period, the rate per annum equal to (a) Term CORRA for such Interest Period plus (b) (i) 0.29547%, in the case of an Interest Period of one month or (ii) 0.32138%, in the case of an Interest Period of three months; provided that if Adjusted Term CORRA as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of this Agreement.

“Adjusted Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined would be less than the zero, such rate shall be deemed to be equal to the zero for the purposes of this Agreement.
“Administrative Agent” means JPMorgan (or any of its designated branch offices or Affiliates) in its capacity as administrative agent under the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account with respect to such currency as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that, at any time on or after the Closing Date, directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means, at any time, the aggregate amount of the Commitments of all the Lenders at such time. As of the Closing Date, the Aggregate Commitments are US$5,500,000,000.
“Agreed Currency” means US Dollars or any Alternative Currency.
“Agreement” means this Credit Agreement.
“Alternative Currency” means each of Euro, Sterling, Yen, Canadian Dollars, Singapore Dollars, Australian Dollars and each other currency (other than US Dollars) that is approved in accordance with Section 1.05.
“Alternative Currency Loan” means any Loan denominated in an Alternative Currency.
“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time; provided that, for purposes of Section 2.17 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean, with respect to any Lender at any such time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments (determined disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment at the time. If the Aggregate Commitments have expired or have been terminated, then the Applicable Percentage of each Lender shall be determined based on the

Commitments most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Rate” means, at any time, the following percentages per annum, based upon the Ratings in effect at such time:
Applicable Rate

Pricing Level	Ratings S&P/Moody’s	Facility Fee	Letter of Credit Fee	Applicable Rate for Term Benchmark Loans and RFR Loans	Applicable Rate for Base Rate Loans
1	AA-/Aa3 or better	0.04%	0.585%	0.585%	0.0%
2	A+/A1	0.05%	0.700%	0.700%	0.0%
3	A/A2 or lower	0.07%	0.805%	0.805%	0.0%

For purposes of the foregoing table, (a) if only one Rating is available, then the Applicable Rate shall be determined on the basis of such Rating, (b) if a Rating is issued by each of S&P and Moody’s, then the Applicable Rate shall be determined on the basis of the highest of such Ratings (with the Rating for Pricing Level 1 being the highest and the Rating for Pricing Level 3 being the lowest), unless there is a split in Ratings of more than one Pricing Level, in which case the Pricing Level that is one level lower than the higher of such Ratings shall apply, and (c) if no Rating is available (other than by reason of the circumstances referred to in the last sentence of the immediately following paragraph), then the Applicable Rate shall be determined on the basis of Pricing Level 3.

Each change in the Applicable Rate resulting from a publicly announced change in the Rating shall be effective as of the third Business Day following the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Rating from such rating agency most recently in effect prior to such change or cessation.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or an L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Borrower Portal” means any electronic platform chosen by the Administrative Agent to be its electronic transmission system.
“Approved Electronic Platform” means IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means each of JPMorgan, BofA Securities, Inc., Citibank, N.A., BNP Paribas Securities Corp., Société Générale and Barclays Bank PLC, in their capacities as joint lead arrangers and joint bookrunners in respect of the credit facility established hereby.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Associated Entity” means, in respect of an entity(in this definition referred to as “the first-mentioned entity”), another entity:
(a)    which directly or indirectly, possesses or is beneficially entitled to:
(i)    where the first-mentioned entity is an entity having share capital, more than 50% of the issued share capital of the first-mentioned entity, or
(ii)    where the first-mentioned entity is an entity not having share capital, an interest of more than 50% of the ownership rights in the first-mentioned entity,
(b)    which directly or indirectly, is entitled to exercise more than 50% of the voting power in the first-mentioned entity,
(c)    which directly or indirectly, holds such rights as would:
(i)    (where the first-mentioned entity is a company), if the whole of the profits of that entity were distributed, entitle the other entity, directly or indirectly, to receive more than 50% of the profits so distributed, or
(ii)    (where the first-mentioned entity is an entity other than a company), if the share of the profits of that entity to which the other entity is entitled, directly or indirectly, is more than 50%,

(d)    which has definite influence in the management of the first-mentioned entity or where the first-mentioned entity has definite influence in the management of such entity, where, for these purposes, “definite influence in the management of an entity” means the ability to participate, on the board of directors or equivalent governing body of such entity, in the financial and operating policy decisions of such entity, where that ability causes, or could cause, the affairs of such entity to be conducted in accordance with its wishes, or
(e)    where there is another entity in respect of which the two entities are, in accordance with clause (a), (b), (c) or (d), Associated Entities.
“Attributable Indebtedness” means, on any date, (a) in respect of any finance lease of any Person, the liability in respect thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the liability in respect of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a finance lease.
“Audited Financial Statements” means, with respect to any fiscal year, the audited Consolidated balance sheet as of the last day of such fiscal year, and the related audited Consolidated statements of income or operation, shareholders’ equity and cash flows for such fiscal year, of the Accenture Group, including the notes thereto.
“AUD Screen Rate” means, with respect to any Interest Period, the average bid reference rate administered by ASX Benchmarks Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for Australian Dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion).
“Australian Dollar” or “AUD$” means the lawful currency of Australia.
“Availability Period” means the period from and including the Closing Date to the earlier of (a) the Maturity Date and (b) any date on which the Aggregate Commitments are terminated in accordance with this Agreement.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% per annum and (c) the Adjusted Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00% per annum. For purposes of clause (c) above, the Adjusted Term SOFR on any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement with respect to Term SOFR has been determined pursuant to Section 3.03(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, if the Base Rate determined as set forth above would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Basel III” has the meaning specified in the definition of “Change in Law”.
“BBSY” means, with respect to any Term Benchmark Borrowing denominated in Australian Dollars for any Interest Period, the AUD Screen Rate for such Interest Period at or about 11:00 a.m., Sydney time, on the first day of such Interest Period; provided that if the BBSY as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of this Agreement.
“BBSY Borrowing” means a Borrowing comprised of BBSY Loans.
“BBSY Loan” means a Loan that bears interest based on the BBSY.

“Benchmark” means, initially, with respect to any Loan denominated in any Agreed Currency, the Relevant Rate for Loans denominated in such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency (other than Canadian Dollars), “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:
(1)    (a) in the case of any Loan denominated in US Dollars, the Adjusted Daily Simple SOFR and (b) in the case of any Loan denominated in Canadian Dollars, the Adjusted Daily Simple CORRA; or
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowing Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;
provided that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term CORRA Reelection Event, and the delivery of a Term CORRA Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement”, in the case of any Loan denominated in Canadian Dollars, shall revert to and shall be deemed to be the Adjusted Term CORRA.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Borrowing Agent for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark

Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in US Dollars or Canadian Dollars, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “RFR Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent determines in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been, determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof), continues to be provided on such date; or
(3)    in the case of a Term CORRA Reelection Event, the date that is 30 days after the date a Term CORRA Notice is provided to the Lenders and the Borrowing Agent pursuant to Section 3.03(b)(ii).

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Blocking Regulation” has the meaning assigned to it in Section 5.15.
“Borrower” means (a) each of Accenture Capital, Accenture Finance Limited and Accenture Global Capital DAC and (b) each other Borrowing Affiliate that shall have become a “Borrower” pursuant to Section 2.14, other than any such Borrowing Affiliate that has ceased to be a Borrower as provided in Section 2.14.
“Borrower Communications” means, collectively, any Loan Notice, any Notice of Loan Prepayment, any notice of termination or reduction of Commitments, any notice requesting the issuance, amendment or extension of any Letter of Credit or any other notice, demand, communication, information, document or other material provided by or on behalf of any of the Loan Parties pursuant to any Loan Document or the transactions contemplated therein which is distributed by any Loan Party to the Administrative Agent through an Approved Borrower Portal.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means Loans of the same Type made, converted or continued on the same day and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Affiliate” means any Accenture Group Member (other than the Borrowers as of the Closing Date) as to which an Election to Participate shall have been delivered to the Administrative Agent and as to which an Election to Terminate shall not have been delivered to the Administrative Agent.

“Borrowing Agent” means Accenture Capital.
“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000 (US$500,000 in the case of any Base Rate Borrowing), (b) in the case of a Borrowing denominated in Australian Dollars, AUD$5,000,000, (c) in the case of a Borrowing denominated in Canadian Dollars, CAD$5,000,000, (d) in the case of a Borrowing denominated in Euro, €5,000,000, (e) in the case of a Borrowing denominated in Singapore Dollars, SGD$5,000,000, (f) in the case of a Borrowing denominated in Sterling, ₤5,000,000 and (f) in the case of a Borrowing denominated in Yen, the smallest amount that is a multiple of 1,000,000 units of Yen and that has a US Dollar Equivalent of US$5,000,000 or more.
“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000 (US$100,000 in the case of any Base Rate Borrowing), (b) in the case of a Borrowing denominated in Australian Dollars, AUD$1,000,000, (c) in the case of a Borrowing denominated in Canadian Dollars, CAD$1,000,000, (d) in the case of a Borrowing denominated in Euro, €1,000,000, (e) in the case of a Borrowing denominated in Singapore Dollars, SGD$1,000,000, (f) in the case of a Borrowing denominated in Sterling, ₤1,000,000 and (f) in the case of a Borrowing denominated in Yen, the smallest amount that is a multiple of 1,000,000 units of Yen and that has a US Dollar Equivalent of US$1,000,000 or more.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the Laws of, or are in fact closed in, the state of New York; provided that (a) in relation to Loans referencing the Adjusted Term SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any Loans referencing the Adjusted Term SOFR or any other dealings of Loans referencing the Adjusted Term SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day, (b) in relation to Loans denominated in Canadian Dollars and in relation to the calculation or computation of CORRA or the Canadian Prime Rate, the term “Business Day” shall also exclude any day on which banks are not open for business in Toronto, (c) in relation to Loans denominated in Sterling, the term “Business Day” shall also exclude any day on which banks are not open for business in London, (d) in relation to Loans denominated in Yen and in relation to the calculation or computation of TIBOR or the Japanese Prime Rate, the term “Business Day” shall also exclude any day on which banks are not open for business in Tokyo, (e) in relation to Loans denominated in Euro and in relation to the calculation or computation of EURIBOR, the term “Business Day” shall also exclude any day that is not a TARGET Day and (f) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, the term “Business Day” shall also exclude any that is not an RFR Business Day.
“Canadian Dollar” or “CAD$” means the lawful currency of Canada.
“Canadian Prime Rate” means, on any day, the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m., Toronto time, on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion); provided that if the above rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index shall be effective from and including the effective date of such change in the PRIMCAN Index.
“Cash Collateralize” has the meaning specified in Section 2.03(g).
“CBR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest based on the Central Bank Rate, the Canadian Prime Rate or the Japanese Prime Rate.
“CBR Spread” means, with respect to any CBR Loan at any time, the Applicable Rate that would be applicable at such time to the Loan that was converted into such CBR Loan in accordance herewith.
“Central Bank Rate” means the greater of (a) (i) (A) for any Loan denominated in Sterling, the Bank of England’s (or any successor thereto’s) “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (B) for any Loan denominated in Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, and (C) for any Loan denominated in any other Alternative Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion, plus (ii) the applicable Central Bank Rate Adjustment and (b) zero.
“Central Bank Rate Adjustment” means, for any day, (a) for any Loan denominated in Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Daily Simple SONIA for the five most recent RFR Business Days preceding such day for which Daily Simple SONIA was available (excluding, from such averaging, the highest and the lowest Daily Simple SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (b) for any Loan denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period and (c) for any Loan denominated in any other Alternative Currency, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (a)(ii) of the definition of such term and (y) the EURIBOR on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for a tenor of one month.
“Change in Law” means, with respect to any Person, the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law but with respect to which such Person is required to comply or generally complies) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof (collectively, “Dodd-Frank”) and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III (collectively, “Basel III”), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding  any Accenture Group Member or any employee benefit plan of an Accenture Group Member, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 40% or more of the Equity Interests of Accenture plc entitled to vote for members of the board of directors or equivalent governing body of Accenture plc on a fully-diluted basis; or
(b)    Accenture plc shall cease to own, directly or indirectly, at least 65% of the Equity Interests of any Borrower entitled to vote for members of the board of directors or equivalent governing body of such Borrower on a fully-diluted basis.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, with respect to each Lender, its obligation to (a) make Loans to the Borrowers pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the US Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption (or

other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 10.06(b)(iii)) or the joinder agreement referred to in Section 2.16(c) pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any of the Loan Parties pursuant to any Loan Document or the transactions contemplated therein that is distributed by or to the Administrative Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to Section 9.12, including through the Approved Electronic Platform.
“Compliance Certificate” means a certificate substantially in the form of Exhibit B.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” refers to the consolidation in accordance with GAAP of the accounts of the Accenture Group Members, including the elimination of inter-company items.
“Consolidated EBITDA” means, for any period, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income (without duplication): (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Accenture Group for such period, (iii) depreciation and amortization expense for such period, (iv) other non-recurring expenses of the Accenture Group for such period which do not represent a cash item in such period or any future period, (v) any extraordinary losses for such period and (vi) if at any time Accenture plc is a Borrower, the provision for minority interest expense at Accenture plc, and minus (b) the following to the extent included in calculating such Consolidated Net Income (without duplication): (i) Federal, state, local and foreign income tax credits of the Accenture Group for such period, (ii) all non-cash items increasing Consolidated Net Income for such period and (iii) any extraordinary gains for such period.
“Consolidated Funded Indebtedness” means, as of any date of determination, the Indebtedness of the Accenture Group on a Consolidated basis as of such date; provided that for purposes of determining Consolidated Funded Indebtedness at any time after the definitive agreement for any Acquisition shall have been executed, any Acquisition Indebtedness with respect to such Acquisition shall, unless such Acquisition shall have been consummated, be disregarded.
“Consolidated Interest Charges” means, for any period, for the Accenture Group on a Consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Accenture Group in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the

Accenture Group with respect to such period under finance leases that is treated as interest in accordance with GAAP.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters then most recently ended.
“Consolidated Net Income” means, for any period, the Consolidated net income of the Accenture Group for such period determined in accordance with GAAP, which for the avoidance of doubt will reflect any minority interest expense.
“Consolidated Total Assets” means, as of any date, the Consolidated total assets of the Accenture Group as of such date determined in accordance with GAAP as of the end of the then most recently ended fiscal quarter of Accenture plc for which (or for the fiscal year ending with which) financial statements have been delivered pursuant to Section 6.01 (or, prior to the first delivery of any such financial statements, as of February 29, 2024).
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“CORRA Administrator” means the Bank of Canada (or any successor administrator).
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 10.21.

“Credit Extension” means each of (a) a Borrowing and (b) an L/C Credit Extension.
“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day, “CORRA Determination Date”) that is five RFR Business Days prior to (a) if such CORRA Rate Day is an RFR Business Day, such CORRA Rate Day or (b) if such CORRA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to any Borrower. If by 5:00 p.m., Toronto time, on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding RFR Business Day is not more than five Business Days prior to such CORRA Determination Date.
“Daily Simple CORRA Borrowing” means a Borrowing comprised of Daily Simple CORRA Loans.
“Daily Simple CORRA Loan” means a Loan that bears interest based on the Adjusted Daily Simple CORRA.
“Daily Simple RFR” means (a) with respect to any RFR Borrowing denominated in Sterling, the Daily Simple SONIA, (b) with respect to any RFR Borrowing denominated in Singapore Dollars, the Daily Simple SORA, (c) with respect to any RFR Borrowing denominated in Canadian Dollars, the Adjusted Daily Simple CORRA and (d) with respect to any RFR Borrowing denominated in US Dollars, the Adjusted Daily Simple SOFR.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, “SOFR Determination Date”) that is five RFR Business Days prior to (a) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to any Borrower. If by 5:00 p.m., New York City time, on the second RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Daily Simple SOFR Borrowing” means a Borrowing comprised of Daily Simple SOFR Loans.
“Daily Simple SOFR Loan” means a Loan that bears interest based on the Adjusted Daily Simple SOFR.
“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”), a rate per annum equal to the greater of (a) SONIA for the day that is five RFR Business Days prior to (i) if such SONIA Interest Day is an RFR Business Day, such SONIA Interest Day or (ii) if such SONIA Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such SONIA Interest Day and (b) zero. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA.
“Daily Simple SONIA Borrowing” means a Borrowing comprised of Daily Simple SONIA Loans.
“Daily Simple SONIA Loan” means a Loan that bears interest based on the Daily Simple SONIA.
“Daily Simple SORA” means, for any day (a “SORA Interest Day”), a rate per annum equal to the greater of (a) SORA for the day that is five RFR Business Days prior to (i) if such SORA Interest Day is an RFR Business Day, such SORA Interest Day or (ii) if such SORA Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such SORA Interest Day and (b) zero. Any change in Daily Simple SORA due to a change in SORA shall be effective from and including the effective date of such change in SORA.
“Daily Simple SORA Borrowing” means a Borrowing comprised of Daily Simple SORA Loans.
“Daily Simple SORA Loan” means a Loan that bears interest based on the Daily Simple SORA.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) 1% per annum; provided, however, that with respect to any Loan other than a Base Rate Loan, the Default Rate shall be an interest rate per annum equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 1% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 1% per annum.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to the Administrative Agent, any Lender or any L/C Issuer any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified any Loan Party, the Administrative Agent, any Lender or any L/C Issuer in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied), (c) has failed, within three (3) Business Days after request by a Loan Party or the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Loan Party’s or the Administrative Agent’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, examiner, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender under this clause (d) solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowing Agent, each L/C Issuer, and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanctions.
“Documentation Agent” means Citibank, N.A., BNP Paribas, Société Générale and Barclays Bank PLC, each in its capacity as a co-documentation agent for the credit facility established hereunder.
“Dodd-Frank” has the meaning specified in the definition of “Change in Law”.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Election to Participate” means an Election to Participate substantially in the form of Exhibit C attached hereto.
“Election to Terminate” means an Election to Terminate substantially in the form of Exhibit D attached hereto.
“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means, with respect to any particular assignment, (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (i) any Defaulting Lender or any of its Subsidiaries, or any Person that, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (i), (ii) any Accenture Group Member or any of its Affiliates or (iii) a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.
“Eligible Currency” means any lawful currency other than US Dollars that is readily available, freely transferable and convertible into US Dollars in the international interbank market available to the Lenders in such market and as to which a US Dollar Equivalent may be readily calculated.

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination (other than, prior to the date of such conversion, Indebtedness that is convertible into any such Equity Interests).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means, collectively or individually, as applicable, any Accenture Group Member and all members of a controlled group of corporations and all trades or business (whether or not incorporated) under common control which, together with any Accenture Group Member, are treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) a withdrawal by Accenture plc or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Accenture plc or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the institution of proceedings with respect thereto; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Accenture plc or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that if the EURIBOR as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of this Agreement.
“EURIBOR Borrowing” means a Borrowing comprised of EURIBOR Loans.
“EURIBOR Loan” means a Loan that bears interest based on the EURIBOR.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for the applicable period, as displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion).
“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the United States Securities Exchange Act of 1934.
“Exchange Rate” means, on any day, for purposes of determining the US Dollar Equivalent of an amount denominated in any other currency, the rate of exchange for the purchase of US Dollars with such other currency as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or Reuters ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion). Notwithstanding the foregoing provisions of this definition or the definition of “US Dollar Equivalent”, each L/C Issuer may, solely for purposes of computing the fronting fees owed to it under Section 2.03(j), compute the US Dollar amounts of the Letters of Credit issued by it by reference to exchange rates determined using any reasonable method customarily employed by it for such purpose.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized or incorporated under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender became a party hereto (other than pursuant to an assignment request by the Borrowers under Section 3.06(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and (d) any withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of April 26, 2021, by and among Accenture Capital, Accenture Finance Limited, Accenture Global Capital DAC, the other borrowers party thereto from time to time, the Guarantor, Bank of America, N.A., as administrative agent, and the other lenders party thereto.
“Existing Letter of Credit” means any letter of credit that has been issued by any L/C Issuer (or, any Person that substantially concurrently with the effectiveness of such designation shall become an L/C Issuer as provided herein) for the account of any Borrower and, subject to compliance with the requirements set forth in Section 2.03 as to the maximum amount of L/C Obligations, the currency of Letters of Credit and expiration of Letters of Credit, has been designated as an Existing Letter of Credit by written notice thereof by the Borrowing Agent and such L/C Issuer to the Administrative Agent (which notice shall contain a representation and warranty by the Borrowing Agent as of the date thereof that the conditions precedent set forth in Sections 4.02(a) and 4.02(b) shall be satisfied immediately after giving effect to such designation).
“Existing Maturity Date” has the meaning specified in Section 2.15(a).
“Extending Lender” has the meaning specified in Section 2.15(b).
“Extension Closing Date” has the meaning specified in Section 2.15(f).

“Facility Fee” has the meaning specified in Section 2.08(a).
“Facility Termination Date” means the first date on which (a) all Commitments have expired or terminated, (b) the principal of and interest on each Loan and all fees, expenses and other Obligations (other than contingent obligations for which no claim or demand has been made on the Borrowers) have been paid in full and (c) all Letters of Credit have expired or have been terminated (or have been collateralized or back-stopped by a letter of credit or otherwise, or deemed issued under another agreement, in each case, in a manner reasonably satisfactory to the applicable L/C Issuer) and all drawings thereunder have been reimbursed.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Letters” means each fee letter, dated April 23, 2024, among the Borrowers and any of JPMorgan, Bank of America, N.A., BofA Securities, Inc., Citigroup Global Markets Inc., BNP Paribas, BNP Paribas Securities Corp., Société Generale and Barclays Bank PLC entered into in connection with the credit facility established hereunder.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR, Adjusted Term CORRA, EURIBOR, BBSY, TIBOR, each Daily Simple RFR, the Central Bank Rate, the Canadian Prime Rate or the Japanese Prime Rate, as applicable.
“Foreign Borrower” means any Borrower that is organized or incorporated under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.
“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes (including such Lender when acting in the capacity of an L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means, subject to Section 1.03, generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the portion of the related primary obligation in respect of which such Guarantee is made, or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. Swap Contracts are not in themselves guarantees.
“Guaranteed Liabilities” has the meaning specified in Section 4A.01.
“Guarantor” means Accenture plc in its capacity as a guarantor hereunder.
“Guarantor’s Obligations” has the meaning specified in Section 4A.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Indebtedness” means, as to any Person, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all non-contingent (and for purposes of Section 8.01(e), contingent) obligations of such Person to reimburse a bank in respect of amounts paid under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    all non-contingent obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business (ii) deferred compensation payable to directors, officers or employees of such Person or any Subsidiary of such Person and (iii) earn-outs, hold-backs, purchase price adjustments and similar deferred payment of consideration in acquisitions (in each case under this clause (iii), unless such obligation (A) has become fixed and determined and (B) has not been paid within 60 days after becoming due and payable));
(d)    indebtedness (excluding prepaid interest thereon) of others secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (but limited, in the event such indebtedness has not been assumed by such Person, to the lesser of (i) the amount of such indebtedness and (ii) the fair market value of such property securing such indebtedness);
(e)    finance leases and Synthetic Lease Obligations (but excluding any operating leases under GAAP);
(f)    all Guarantees by such Person in favor of another in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any finance lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Interest Payment Date” means, (a) as to any Base Rate Loan, the last day of each March, June, September and December and the Maturity Date, (b) as to any RFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of, or conversion to, such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date and (c) as to any Term Benchmark Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term Benchmark Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.
“Interest Period” means, as to each Term Benchmark Loan, the period commencing on the date such Loan is made or converted to or continued as a Term Benchmark Loan and ending on the date one, three or (other than in the case of a Term CORRA Loan) six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency) as selected by the Borrowing Agent in the applicable Loan Notice, or such other period that is 12 months or less thereafter as is requested by the Borrowing Agent in the applicable Loan Notice and consented to by all the Lenders; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(iii)    no tenor that has been removed from this definition pursuant to Section 3.03(b)(iv) shall be available for specification in any Loan Notice; and
(iv)    no Interest Period shall extend beyond the Maturity Date.
“Ireland” means the island of Ireland, exclusive of Northern Ireland.
“IRS” means the U.S. Internal Revenue Service.

“Irish Qualifying Lender” means a Lender or Participant, as the case may be, which is not a Tax Haven Lender which is an Associated Entity of a Borrower, is beneficially entitled to interest paid to it in respect of an advance under any Loan Document, and is:
(a)    a bank within the meaning of Section 246 of the Taxes Act which is carrying on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) of the Taxes Act; or
(b)    (i)  a body corporate that is resident for the purposes of tax in a member state of the European Union (other than Ireland) or in a territory with which Ireland has concluded an Irish Treaty that is in effect by virtue of Section 826(1) of the Taxes Act or in a territory with which Ireland has signed an Irish Treaty which will come into effect once all the ratification procedures set out in Section 826(1) of the Taxes Act have been completed (residence for these purposes to be determined in accordance with the laws of the territory of which the Lender or Participant, as the case may be, claims to be resident) where that member state or territory imposes a tax that generally applies to interest receivable in that member state or territory by companies from sources outside that member state or territory; or
(ii)    a body corporate where the interest payable under any Loan Document:
(1)    is exempted from the charge to Irish income tax under an Irish Treaty having the force of law under the procedures set out in Section 826(1) of the Taxes Act; or
(2)    would be exempted from the charge to Irish income tax under an Irish Treaty entered into on or before the payment date of that interest if that Irish Treaty had the force of law under the procedures set out in Section 826(1) of the Taxes Act at that date; or
(iii)    a U.S. company, provided the U.S. company is incorporated in the U.S. and is taxed in the U.S. on its worldwide income; or
(iv)    a U.S. limited liability company (“LLC”), provided the ultimate recipients of the interest would be Qualifying Lenders within clause (b)(i), (b)(ii) or (b)(iii) of this definition and the business conducted through the LLC is so structured for non-tax commercial reasons and not for tax avoidance purposes;
provided that, in the case of the foregoing clauses (i), (ii), (iii) and (iv), the body corporate does not provide its (or in the case of clause (iv), the ultimate recipients of interest do not provide their) commitment in connection with a trade or business which is carried on in Ireland through a branch or agency; or
(c)    a body corporate which:
(i)    advances money in the ordinary course of a trade which includes the lending of money;

(ii)    in whose hands any interest payable in respect of money so advanced is taken into account in computing the trading income of that company;
(iii)    which has complied with the notification requirements set out in Section 246(5)(a) of the Taxes Act; and
(iv)    whose Lending Office is located in Ireland; or
(d)    a qualifying company within the meaning of Section 110 of the Taxes Act; or
(e)    an investment undertaking within the meaning of Section 739B of the Taxes Act; or
(f)    an Irish Treaty Lender.
“Irish Qualifying Lender Confirmation” means a confirmation substantially in the form of Exhibit H.
“Irish Treaty” has the meaning specified in the definition of “Irish Treaty State”.
“Irish Treaty Lender” means, subject to the completion of and necessary procedural formalities, a Lender or Participant, as the case may be, other than a Lender or Participant, as the case may be, falling within clause (b) of the definition of Irish Qualifying Lender, which is treated as a resident of an Irish Treaty State for the purposes of an Irish Treaty and does not carry on a business in Ireland through a permanent establishment with which that Lender’s or Participant’s, as the case may be, participation in this Agreement is effectively connected and which fulfils all conditions of the Irish Treaty which must be fulfilled for residents of that Irish Treaty State to be paid interest without the deduction of Irish Tax.
“Irish Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with Ireland (an “Irish Treaty”) that has force of law and makes provision for full exemption from tax imposed by Ireland on interest.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by the applicable L/C Issuer and any Borrower in favor of the applicable L/C Issuer and relating to any such Letter of Credit.
“Japanese Prime Rate” means the greater of (a) (i) the Japanese local bank prime rate plus (ii) the Japanese Prime Rate Adjustment and (b) zero.
“Japanese Prime Rate Adjustment” means, for any day, a rate equal to the difference (which may be a positive or negative value or zero) of (a) the average of the TIBOR for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available

(excluding, from such averaging, the highest and the lowest TIBOR applicable during such period of five Business Days) minus (b) the Japanese Prime Rate in effect on the last Business Day in such period; provided, that for purposes of this definition, the Japanese Prime Rate shall be determined disregarding clause (a)(ii) of the definition of such term. For purposes of this definition, the TIBOR on any day shall be based on the TIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Yen for a maturity of one month.
“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.
“Judgment Currency” has the meaning specified in Section 10.18.
“Laws” means, with respect to any Person, collectively, (a) all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and (b) all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, but in respect of which such Person is required to comply or generally complies.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.
“L/C Commitment” means, with respect to each L/C Issuer, its obligation to issue Letters of Credit in an aggregate Outstanding Amount that, when taken together with the aggregate Outstanding Amount of all L/C Obligations attributable to all other Letters of Credit issued by such L/C Issuer, does not exceed at any time the amount set forth opposite such L/C Issuer’s name on Schedule 2.03. The L/C Commitment of an L/C Issuer may be modified from time to time by a written agreement between such L/C Issuer and the Borrowing Agent, and notified to the Administrative Agent.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, the extension of the expiry date thereof or the increase of the amount thereof.
“L/C Exposure” means, with respect to any Lender at any time, such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time.
“L/C Issuer” means JPMorgan, Bank of America, N.A., Citibank, N.A., BNP Paribas, Société Générale and Barclays Bank PLC, each in its capacity as issuer of Letters of Credit hereunder, or any successor issuer or issuers of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or a joinder referred to in Section 2.16(c), other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, each reference to a Lender shall include its applicable Lending Office.
“Lender Related Party” means the Administrative Agent (and any sub-agent thereof), any Arranger, the Syndication Agent, any Documentation Agent, any Lender, any L/C Issuer and any Related Party of any of the foregoing Persons.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or, as to any Lender or Participant, as the case may be, such other office or offices as such Lender or Participant, as the case may be, may from time to time notify the Borrowing Agent and the Administrative Agent.
“Letter of Credit” means (a) any Existing Letter of Credit and (b) any standby letter of credit issued hereunder.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(i).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Commitments then in effect and (b) the US Dollar Equivalent of US$300,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or other security interest or preferential arrangement in the nature of a security interest (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Listed Territory” means a territory included in Annex 1 of the Council conclusions on the revised EU list of non-cooperative jurisdictions for tax purposes as published in the Official Journal of the European Union C/2023/437 on 23 October 2023.
“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, including schedules and exhibits hereto, each Election to Participate, each Election to Terminate, any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document and, other than for purposes of Section 10.01, each Note.
“Loan Notice” means a notice of (a) a borrowing of Loans, (b) a conversion of Loans denominated in US Dollars from one Type to the other or (c) a continuation of Term Benchmark Loans, in each case, pursuant to Section 2.02(a), which shall be in any form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrowing Agent.
“Loan Parties” means, collectively, each Borrower and the Guarantor.
“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, financial position or results of operations of the Accenture Group, taken as a whole; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Maturity Date” means May 14, 2029, as it may be extended pursuant to Section 2.15; provided that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Accenture plc or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extending Lender” has the meaning specified in Section 2.15(b).
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b).
“Note” means a promissory note made by the Borrowers in favor of a Lender evidencing Loans made by such Lender to a Borrower, substantially in the form of Exhibit E.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit K or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrowing Agent.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the foregoing rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (and specifically includes, without limitation, the principal of and interest on each Loan, all L/C Obligations and all fees payable hereunder), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to any Loan on any date, the US Dollar Equivalent of the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date and (b) with respect to any L/C Obligation on any date, the US Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligation on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by any Borrower of Unreimbursed Amounts.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in US Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the greater of (i) the NYFRB Rate and (ii) an overnight rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PATRIOT ACT” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment” has the meaning specified in Section 9.11(a).
“Payment Notice” has the meaning specified in Section 9.11(a).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Accenture plc or any ERISA Affiliate or to which Accenture plc or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA has made contributions, at any time during the immediately preceding five plan years.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the FRB in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the FRB (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 10.21.
“Ratings” means (a) the issuer rating of Accenture plc issued by Moody’s and (b) the corporate credit rating of Accenture plc issued by S&P.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any L/C Issuer, as applicable.
“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is EURIBOR, 11:00 a.m., Brussels time, two TARGET Days preceding the date of such setting, (c) if such Benchmark is TIBOR, 11:00 a.m., Tokyo time, two Business Days preceding the date of such setting, (d) if such Benchmark is the Adjusted Term CORRA, 1:00 p.m., Toronto time, on the day that is two Business Days preceding the date of such setting, (e) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting, (f) if the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting, (g) if the RFR for such Benchmark is Daily Simple SORA, then four Business Days prior to such setting, (h) if the RFR for such Benchmark is Daily Simple CORRA, then four RFR Business Days prior to such setting or (i) otherwise, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning specified in Section 10.06(c).
“Regulation T” means Regulation T of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Agreements” has the meaning specified in Section 4A.03(a).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the FRB and/or the NYFRB, or a committee officially endorsed or convened by the FRB and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of Loans denominated in Euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (d) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, (e) with respect to a Benchmark Replacement in respect of Loan denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto and (f) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such

Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Term SOFR, (b) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBOR, (c) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBOR, (d) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the BBSY, (e) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA, (f) with respect to any RFR Borrowing denominated in US Dollars, the Daily Simple SOFR, (g) with respect to any RFR Borrowing denominated in Sterling, the Daily Simple SONIA, (h) with respect to any RFR Borrowing denominated in Singapore Dollars, the Daily Simple SORA and (i) with respect to any RFR Borrowing denominated in Canadian Dollars, the Daily Simple CORRA.
“Relevant Screen Rate” means (a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Term SOFR Reference Rate, (b) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBOR Screen Rate, (c) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the AUD Screen Rate, (d) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBOR Screen Rate and (e) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, Term CORRA.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing or a conversion or continuation of Loans, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Required Lenders” means, as any time, Lenders having Revolving Exposures and unused Commitments representing in the aggregate more than 50% of the sum of the Revolving Exposures and unused Commitments of all Lenders at such time; provided that the Revolving Exposure and Commitment of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Resignation Effective Date” has the meaning specified in Section 9.06.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Loan Party, the chief executive officer, president, chief financial officer, manager, treasurer, assistant treasurer or director of such Loan Party, any other Person specifically authorized in writing by all necessary corporate, partnership and/or other action on the part of such Loan Party to execute documents and incur liability on behalf of such Loan Party. Without limiting the representations and warranties of the Loan Parties set forth in the Loan Documents, any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Reuters” means Thomson Reuters Corporation, Refinitiv or, in each case, a successor thereto.
“Revaluation Date” means (a) with respect to any Alternative Currency Loan, each of the following: (i) the date of the borrowing of such Alternative Currency Loan, (ii) with respect to any RFR Loan, each Interest Payment Date with respect to such RFR Loan, (iii) with respect to any Term Benchmark Loan, each date of the continuation of such Term Benchmark Loan and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit denominated in any Alternative Currency, each of the following: (i) the date of issuance of such Letter of Credit and the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof, (ii) the first Business Day of each calendar month, and (iii) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require.
“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the aggregate Outstanding Amount of the Loans of such Lender outstanding at such time and (b) the L/C Exposure of such Lender at such time.
“RFR Borrowing” means any Borrowing comprised of RFR Loans.
“RFR Business Day” means (a) for any Loan denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, (b) for any Loan denominated in US Dollars, a U.S. Government Securities Business Day, (c) for any Loan denominated in Singapore Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Singapore and (d) for any Loan denominated in Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Toronto are authorized or required by law to remain closed.
“RFR Loan” means a Loan that bears interest based on the Daily Simple RFR.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor to its rating agency business.
“Same Day Funds” means (a) with respect to disbursements and payments in US Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanction(s)” means any economic or financial sanctions administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union or His Majesty’s Treasury.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Significant Accenture Group Member” means (a) any Loan Party and (b) any other Accenture Group Member whose collective contribution (together with that of its Subsidiaries and its and their predecessors) to the Consolidated Net Income for the then most recent period of four consecutive fiscal quarters for which financial statements are available exceeds 5.0%.
“Singapore Dollar” or “SGD$” means the lawful currency of Singapore.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SORA” means, with respect to any Business Day, a rate per annum equal to the Singapore Overnight Rate Average published by the SORA Administrator on the SORA Administrator’s Website on the immediately succeeding Business Day.
“SORA Administrator” means the Monetary Authority of Singapore (or any successor administrator of the Singapore Overnight Rate Average).

“SORA Administrator’s Website” means the Statistics page of the MAS website, http://www.mas.gov.sg, or any successor website officially designated by SORA Administrator from time to time.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subsidiary” of a Person means, at any time, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at such time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Accenture plc.
“Supported QFC” has the meaning specified in Section 10.21.
“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; provided that no phantom stock or similar plan providing for the payments only on account of services provided by current or former directors, officers, employees or consultants of any Accenture Group Member shall be a Swap Contract.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Syndication Agent” means Bank of America, N.A., in its capacity as syndication agent for the credit facility established hereunder.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such

Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system (or, if such system ceases to be operative, such other system (if any) determined by the Administrative Agent to be a suitable replacement).
“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.
“Tax Haven Lender” means a Lender or Participant, as the case may be, which is resident, or which has a permanent establishment to which payments of interest in respect of an advance under any Loan Document will be made, in a territory, other than a Member State of the European Union or an EEA State, which is a Listed Territory or a Zero-Tax Territory.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Taxes Act” means the Taxes Consolidation Act 1997 of Ireland.
“Term Benchmark Borrowing” means a Borrowing comprised of Term Benchmark Loans.
“Term Benchmark Loan” means a Loan that bears interest based on the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Base Rate), the EURIBOR, the BBSY, the Adjusted Term CORRA or the TIBOR.
“Term CORRA” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided that if as of 1:00 p.m., Toronto time, on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five Business Days prior to such Periodic Term CORRA Determination Day.
“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc. or any successor administrator.
“Term CORRA Borrowing” means a Borrowing comprised of Term CORRA Loans.

“Term CORRA Loan” means a Loan that bears interest based on the Adjusted Term CORRA.
“Term CORRA Notice” means a notification by the Administrative Agent to the Borrowing Agent and the Lenders of the occurrence of a Term CORRA Reelection Event.
“Term CORRA Reelection Event” means the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred with respect to Term CORRA resulting in a Benchmark Replacement in accordance with Section 3.03(b) that is not Term CORRA.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in US Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two US Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.
“Term SOFR Loan” means a Loan that bears interest at a rate based on the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Base Rate).
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in US Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum, as published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five Business Days prior to such Term SOFR Determination Day.
“TIBOR” means, with respect to any Term Benchmark Borrowing denominated in Yen for any Interest Period, the TIBOR Screen Rate at approximately 1:00 p.m., Tokyo time, two Business Days prior to the commencement of such Interest Period; provided that if the TIBOR as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of this Agreement.

“TIBOR Borrowing” means a Borrowing comprised of TIBOR Loans.
“TIBOR Loan” means a Loan that bears interest based on the TIBOR.
“TIBOR Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other Person that takes over the administration of that rate) for the applicable period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion).
“Total Outstandings” means, at any time, the aggregate Outstanding Amount of all Loans and all L/C Obligations at such time.
“Treaty” has the meaning specified in the definition of “Irish Treaty State”.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Base Rate), the EURIBOR, the BBSY, the Adjusted Term CORRA, the TIBOR, the Base Rate or the Daily Simple RFR.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“US Dollar” and “US$” mean lawful money of the United States.
“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any Alternative Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.04 using the Exchange Rate with respect to such Alternative Currency at the time in effect under the provisions of Section 1.04.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.21.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(f)(ii)(B)(3).
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yen” and “¥” mean the lawful currency of Japan.
“Zero-Tax Territory” means a territory that, other than in respect of an entity whose income, profits or gains are treated by that territory, or would be so treated but for an insufficiency of income, profits or gains, as arising or accruing to another entity (a) generally subjects entities to tax at a rate of zero per cent on income, profits and gains or (b) does not generally subject entities, whether on a remittance basis or otherwise, to a tax on income, profits and gains.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Loan Document and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified

(subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (iii) the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein, including as set forth in the first parenthetical of, or the last sentence of, the definition of “Indebtedness”.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or other requirement set forth in any Loan Document, and either the Borrowing Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowing Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, if such request shall have been made as provided above, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.
1.04    Exchange Rates; Currency Equivalents. The Administrative Agent shall determine the US Dollar Equivalent of any Borrowing or any Letter of Credit denominated in an Alternative Currency on each applicable Revaluation Rate Date, in each case using the Exchange Rate for such Alternative Currency in relation to US Dollars in effect on the date of determination, and such amount shall be the US Dollar Equivalent of such Borrowing or such Letter of Credit until the next calculation thereof pursuant to this sentence.
1.05    Additional Alternative Currencies. (a) The Borrowers may from time to time request (an “Additional Alternative Currency Loan Request”) that Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency shall be an Eligible Currency. In the case of any Additional Alternative Currency Loan Request, such Additional Alternative Currency Loan Request shall be subject to the approval of the Administrative Agent and the Lenders; and in the case of any Additional Alternative Currency Loan Request with respect to the issuance of Letters of Credit by any L/C Issuer, such Additional Alternative Currency Loan Request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer.
(b)    Any Additional Alternative Currency Loan Request shall be made to the Administrative Agent not later than 11:00 a.m., New York City time, ten (10) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any Additional Alternative Currency Loan Request pertaining to Alternative Currency Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any Additional Alternative Currency Loan Request pertaining to Letters of Credit, the Administrative Agent shall promptly notify each L/C Issuer and each Lender thereof. Each Lender and each applicable L/C Issuer (in the case of any Additional Alternative Currency Loan Request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., New York City time, five (5) Business Days after receipt of such Additional Alternative Currency Loan Request (or such other time or date as may be agreed by the Administrative Agent) whether it consents, in its sole discretion, to the making of Alternative Currency Loans or the issuance of Letters of Credit, as the case may be, in the applicable requested currency.
(c)    Any failure by a Lender or the applicable L/C Issuer, as the case may be, to respond to any Additional Alternative Currency Loan Request within the time period specified in paragraph (b) above shall be deemed to be a refusal by such Lender or such L/C Issuer, as the case may be, to permit Loans to be made or Letters of Credit to be issued in the applicable requested currency. If the Administrative Agent and all the Lenders consent to making Loans in the applicable requested currency and the Administrative Agent and the Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Borrowing Agent, and the Administrative Agent, the Borrowing Agent and the Lenders may amend this Agreement to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate, whereupon such currency shall be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings. If the Administrative Agent and all L/C Issuers consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrowing Agent, and the Administrative Agent, the Borrowing Agent and the L/C Issuers may amend this Agreement to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate, whereupon such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the Borrowing Agent.
1.06    Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Term Benchmark Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify by notice to the Borrowing Agent and the Lenders to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify by notice to the Borrowing Agent and the Lenders to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.07    Currency Disqualifying Events. If, with respect to any Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions in the country in which such Alternative Currency is issued result in, in the reasonable opinion of the Administrative Agent, (a) such Alternative Currency no longer being readily available, freely transferable and convertible into US Dollars or (b) a US Dollar Equivalent no longer being readily calculable with respect to such Alternative Currency, (any of the events in clauses (a) and (b), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Borrowing Agent thereof, and such Alternative Currency shall no longer be an Alternative Currency until such time as such Disqualifying Event(s) no longer exist. Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans denominated in such Alternative Currency to which such Disqualifying Event applies or convert such Loans into the US Dollar Equivalent of Loans denominated in US Dollars, subject to the other terms contained herein.
1.08    Interest Rates; Benchmark Notification. The interest rate on any Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.03(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no Liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.09    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Loans. (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) in US Dollars or in one or more Alternative Currencies to the Borrowers from time to time, on any Business Day during the Availability Period; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments and (ii) the Revolving Exposure of any Lender shall not exceed its Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01.
(b)    Subject to Section 3.03, (i) each Borrowing denominated in US Dollars shall be comprised entirely of Base Rate Loans (other than in the case of Foreign Borrowers), Term SOFR Loans or, if applicable pursuant to Section 3.03, Daily Simple SOFR Loans, in each case, as the Borrowing Agent may request in accordance herewith, (ii) each Borrowing denominated in Australian Dollars shall be comprised entirely of BBSY Loans, (iii) each Borrowing denominated in Canadian Dollars shall be comprised entirely of Term CORRA Loans or, if applicable pursuant to Section 3.03, Daily Simple CORRA Loans, (iv) each Borrowing denominated in Euro shall be comprised entirely of EURIBOR Loans, (v) each Borrowing denominated in Sterling shall be comprised entirely of Daily Simple SONIA Loans, (vi) each Borrowing denominated in Singapore Dollars shall be comprised entirely of Daily Simple SORA Loans and (vii) each Borrowing denominated in Yen shall be comprised entirely of TIBOR Loans.
2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Borrowings, Conversions and Continuations of Loans.
(i)    Each borrowing, each conversion of Loans from one Type to another and each continuation of Term Benchmark Loans, in each case regardless of the Borrower to which it applies, shall be made upon the Borrowing Agent’s delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrowing Agent. Each such Loan Notice must be received by the Administrative Agent not later than (i) 1:00 p.m., New York City time, three (3) U.S. Government Securities Business Days prior to the requested date of any borrowing of, conversion to or continuation of Term Benchmark Loans denominated in US Dollars (ii) 1:00 p.m., New York City time, three (3) Business Days prior to the requested date of any borrowing or continuation of Term Benchmark Borrowing denominated in Euro or Canadian Dollars, (iii) 1:00 p.m., New York City time, four (4) Business Days prior to the requested date of any borrowing or continuation of Term Benchmark Borrowing denominated in Australian Dollars or Yen, (iv) 11:00 a.m., New York City time, five (5) RFR Business Days prior to the requested date of any borrowing or, if applicable, conversion to any RFR Loans and (v) 1:00 p.m., New York City time, on the requested date of any borrowing of or conversion to Base Rate Loans. Each borrowing of, conversion to or continuation of, as applicable, Term Benchmark Loans shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, and each borrowing of or conversion to Base Rate Loans or RFR Loans shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that (x) any Term Benchmark Borrowing that results from a continuation of an outstanding Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing and (y) any Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments or, in the case of a Base Rate Borrowing, that is required to finance the reimbursement of a drawing under a Letter of Credit as contemplated by Section 2.03(c). Each Loan Notice shall specify (A) whether the Borrowing Agent is requesting a borrowing of Loans, a conversion of Loans from one Type to another or a continuation of Term Benchmark Loans, as applicable, (B) for which Borrower, which may include the Borrowing Agent, such request is being made, (C) the requested date of the borrowing, conversion or continuation, as the case may be (which shall be a Business

Day), (D) the principal amount and currency of Loans to be borrowed, converted or continued, (E) the Type of Loans to be borrowed or to which existing Loans are to be converted, (F) if applicable, the duration of the Interest Period with respect thereto, and (G) the location and number of the applicable Borrower’s account to which funds are to be disbursed or, in the case of any Base Rate Borrowing requested to finance the reimbursement of a drawing under a Letter of Credit as provided in Section 2.03(c), the identity of the applicable L/C Issuer Bank. In the case of any conversion or continuation of any Loans, such conversion or continuation shall apply to Loans comprising the same existing Borrowing, it being understood that the Borrowing Agent may elect different conversion or continuation options with respect to different portions of the affected existing Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. If the Borrowing Agent fails to specify a currency in a Loan Notice requesting a borrowing, then the Loans so requested shall be made in US Dollars. If the Borrowing Agent fails to specify a Type of Loan in a Loan Notice requesting a borrowing or if the Borrowing Agent fails to give a timely notice requesting a conversion or continuation of Term Benchmark Loans, then (x) in the case of a Loan Notice requesting a borrowing of Loans denominated in US Dollars, such Loans shall be made as Base Rate Loans, (y) in the case of the failure to give a timely notice requesting a conversion or continuation of Term Benchmark Loans denominated in US Dollars and subject to Section 3.03, such Loans shall be continued as Term Benchmark Loans denominated in US Dollars with an interest period of one month, and (z) in the case of Loans denominated in an Alternative Currency and subject to Section 3.03, such Loans shall be made as, or continued as, RFR Loans or Term Benchmark Loans, as applicable, in their original currency and, in the case of Term Benchmark Loans, with an Interest Period of one month. If the Borrowing Agent fails to specify a Borrower in a Loan Notice, then the Borrowing Agent shall be the applicable Borrower for such requested Borrowing. If the Borrowing Agent requests a borrowing of, conversion to, or continuation of Term SOFR Loans or Term Benchmark Loans, as applicable, in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Except as provided pursuant to Section 3.03, no Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.
(ii)    Following receipt of a Loan Notice requesting a borrowing of Loans denominated in US Dollars or in an Alternative Currency , the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Loans. Each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m., New York City time (or, in the case of a Base Rate Loan with respect to which a Loan Notice was delivered after 11:00 a.m., New York City time, on the date of such borrowing, not later than two hours after the delivery of such Loan Notice), in the case of any Loan denominated in US Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in any such

Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. In any event, a Lender may cause a branch or an Affiliate of such Lender to fund or make the amount of its Loan available in accordance with the foregoing provisions. The Administrative Agent shall make all funds so received by it available to the applicable Borrower in like funds as received by the Administrative Agent by promptly remitting such funds to the account designated in the applicable Loan Notice; provided that Base Rate Loans made to finance the reimbursement of a drawing under a Letter of Credit as provided in Section 2.03(c) shall be remitted by the Administrative Agent to the applicable L/C Issuer specified in the applicable Loan Notice.
(iii)    Except as otherwise provided herein, a Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Loan. During the existence of an Event of Default (and, other than in the case of any Event of Default under Section 8.01(f), the request of the Required Lenders), (i) no Loans denominated in US Dollars shall be converted to or continued as Term Benchmark Loans without the consent of the Required Lenders and (ii) no Loans denominated in any Alternative Currency shall be continued as Term Benchmark Loans with an Interest Period greater than one month without the consent of the Required Lenders.
(iv)    After giving effect to all borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 20 Term Benchmark Borrowings and RFR Borrowings outstanding at any given time.
(b)    [Reserved].
2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in US Dollars or in one or more Alternative Currencies for the account of any Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the aggregate Outstanding Amount of all the L/C Obligations issued by and owing to any L/C Issuer shall not exceed its L/C Commitment, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the Revolving Exposure of any Lender shall not exceed its Commitment and (z) the Outstanding Amount of all the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrowing Agent for an L/C Extension shall be deemed to be a representation by the Borrowing Agent (on behalf of itself and the applicable

Borrower) that the L/C Credit Extension so requested complies with the conditions set forth in the provisos to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the period from the Closing Date until the Letter of Credit Expiration Date, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including Section 2.03(c)), to be a Letter of Credit issued hereunder for the account of the applicable Borrower.
(ii)    No L/C Issuer shall issue any Letter of Credit, if:
(A)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than thirty-six months after the date of issuance or last extension, unless the L/C Issuer has approved such expiry date;
(B)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the L/C Issuer agrees to a later expiration in its sole discretion and such Letter of Credit is cash collateralized pursuant to Section 2.03(g) or pursuant to other terms reasonably acceptable to the L/C Issuer and the Administrative Agent, or backstopped pursuant to arrangements reasonably acceptable to the L/C Issuer and the Administrative Agent, in each case on or prior to the date referred to above; or
(C)    the beneficiary of such requested Letter of Credit is either resident in Ireland or, where such beneficiary is a legal person, has its place of establishment to which the Letter of Credit relates in Ireland unless such L/C Issuer is either (1) authorized under the Laws of Ireland to issue Letters of Credit to any such beneficiary or (2) exempted from the requirement to have any such authorization under the Laws of Ireland.
(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not such request or directive has the force of law but with respect to which such L/C Issuer is required to comply or generally complies) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and, in each case, which such L/C Issuer in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer;
(C)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial face amount less than US$100,000;
(D)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is to be denominated in a currency other than US Dollars or an Alternative Currency;
(E)    such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or
(F)    any Lender is at such time a Defaulting Lender, unless such Lender’s obligations to participate are reallocated pursuant to Section 2.17(c)(i) (but only to the extent such obligations are reallocated) or such L/C Issuer has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate such L/C Issuer’s risk with respect to such Lender.
(iv)    No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(v)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended (other than automatic extensions of the expiry date permitted by Section 2.03(b)(iii)), as the case may be, upon the request of the Borrowing Agent delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrowing Agent, which Letter of Credit Application shall designate which Borrower the Letter of Credit is to be issued for. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent (A) not later than 11:00 a.m., New York City time, at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in US Dollars, and (B) not later than 11:00 a.m., New York City time, at least four (4) Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in an Alternative Currency; or in each case such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) which Borrower (which may include and, in the absence of any such designation, shall be the Borrowing Agent) shall be the account party for such Letter of Credit; (C) the amount and currency thereof; (D) the expiry date thereof; (E) the name and address of the beneficiary thereof; (F) the documents to be presented by such beneficiary in case of any drawing thereunder; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (H) such other matters as the applicable L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may require. Additionally, the Borrowing Agent shall, and shall cause any other applicable Borrower to, furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may require.
(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrowing Agent and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or the Borrowing Agent, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4.02 shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit or an amendment to a Letter of Credit increasing the amount thereof, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit in the applicable currency.
(iii)    If the Borrowing Agent so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each thirty-six-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such thirty-six-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, neither the Borrowing Agent nor the applicable Borrower shall be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time prior to the Letter of Credit Expiration Date; provided, however, that no L/C Issuer shall permit any such extension if it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender, the Borrowing Agent or the Borrower for whose account the Letter of Credit was issued that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the applicable L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, each L/C Issuer will also deliver to the Borrowing Agent (for further delivery to the applicable Borrower) and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall examine drawing documents within the period stipulated by terms and conditions of the applicable Letter of Credit. After such examination the applicable L/C Issuer shall notify the Borrowing Agent (for itself and the applicable Borrower) and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, such Borrower shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in US Dollars, or (B) in the absence of any such requirement for reimbursement in US Dollars, the Borrowing Agent shall have notified such L/C Issuer promptly following receipt of the notice of drawing that such Borrower will reimburse such L/C Issuer in US Dollars. In the case of any such reimbursement in US Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Borrowing Agent (for itself and the applicable Borrower) of the US Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 3:00 p.m., New York City time, on the date of receipt of notice of any payment by such L/C Issuer under a Letter of Credit to be reimbursed in US Dollars (or the Applicable Time on the date of receipt of notice of any payment by such L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency) if such notice is received by 11:00 a.m., New York City time (or, in the case of Alternative Currency, the Applicable Time), on the date of such payment or, if such notice is received thereafter on such date, not later than 12:00 noon, New York City time (or, in the case of Alternative Currency, the Applicable Time), on the Business Day following the date of receipt of such notice, the applicable Borrower shall reimburse such L/C Issuer in an amount equal to the amount of such drawing and in the applicable currency. If the applicable Borrower fails to so reimburse the applicable L/C Issuer by such time on such date (the “Reimbursement Date”), such L/C Issuer shall promptly notify the Administrative Agent thereof, and the Administrative Agent shall promptly thereafter notify each Lender of the Reimbursement Date, the amount of the unreimbursed drawing (expressed in US Dollars in the amount of the US Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested on behalf of such applicable Borrower a Borrowing of Base Rate Loans to be disbursed on the Business Day following the Reimbursement Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer, in US Dollars, at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m., New York City time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in US Dollars.
(iii)    The Unreimbursed Amount shall bear interest at the Base Rate from the date of payment of the related drawing to the Reimbursement Date therefor. With respect to any Unreimbursed Amount that is not paid on the Reimbursement Date or fully refinanced by a Borrowing of Base Rate Loans pursuant to Section 2.03(c)(i) because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in US Dollars and in the US Dollar Equivalent amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii), instead of being a Base Rate Loan, shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.
(v)    Each Lender’s obligation to make Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrowing Agent of a Loan Notice), provided further that each Lender’s obligation to make an L/C Advance pursuant to this Section 2.03(c) is irrespective of and not contingent upon the satisfaction of the conditions set forth in Section 4.02. No such making of an L/C Advance shall relieve or otherwise impair the joint and several obligation of the Borrowers to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)    Repayment of Participations.
(i)    At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowing Agent, the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage of the US Dollar Equivalent thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in US Dollars and in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent in US Dollars for the account of such L/C Issuer its Applicable Percentage of the US Dollar Equivalent thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The joint and several obligation of the applicable Borrower (and, pursuant to this Agreement or any other Loan Document, any other Borrower) to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)    waiver by any L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrowers or any waiver by any L/C Issuer which does not in fact materially prejudice the Borrowers;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)    any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, examiner or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(vii)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrowers or in the relevant currency markets generally; or
(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower.
Each of the Borrowing Agent and the applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowing Agent’s instructions or other irregularity, the Borrowing Agent or the applicable Borrower will immediately notify the applicable L/C Issuer. Each of the applicable Borrower and the Borrowing Agent shall be conclusively deemed to have waived any such claim against any L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and each Borrower agrees that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby jointly and severally assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as any of them may have against the beneficiary or transferee at law or under any other agreement. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the applicable L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower for whose benefit such Letter of Credit was issued may have a claim against the applicable L/C Issuer, and such L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves resulted from such L/C Issuer’s willful misconduct or gross negligence, as determined by a court of competent jurisdiction by a final and nonappealable judgment, or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. A L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Cash Collateral.
(i)    Upon the request of the Administrative Agent, (A) if any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding or (C) there shall exist a Defaulting Lender, the Borrowers shall, in each case, within two (2) Business Days after such request is made, Cash Collateralize all L/C Obligations in an amount (x) in the case of Cash Collateral to be provided pursuant to clause (i)(A) and (B) above, equal to the then Outstanding Amount of such L/C Borrowing or L/C Obligation, and (y) in the case of Cash Collateral to be provided pursuant to clause (i)(C) above, in an amount of equal to L/C Exposure of the applicable Defaulting Lender that has not been reallocated pursuant to Section 2.17(b)(i) minus the amount of any Cash Collateral provided by the applicable Defaulting Lender.
(ii)    In addition, if the Administrative Agent notifies the Borrowers at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two (2) Business Days after receipt of such notice, the Borrowers shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.
(iii)    Sections 2.04 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.04, Section 2.17 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances, in US Dollars, pursuant to documentation in form and substance satisfactory to the Administrative Agent and each L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Each Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at JPMorgan.
(h)    Applicability of ISP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrowing Agent when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrowers for, and each L/C Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(i)    Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, in US Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the US Dollar Equivalent of the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit); provided, however, that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 or Section 2.17 shall be payable, to the maximum extent permitted by applicable Laws, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17, with the balance of such fee, if any, payable to such L/C Issuer for its own account. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the 15th day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(j)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the applicable L/C Issuer for its own account, in US Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at the rate per annum specified in the applicable Fee Letter, computed on the US Dollar Equivalent of the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and on a quarterly basis in arrears, and due and payable on the 15th day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrowers shall pay directly to the applicable L/C Issuer for its own account, in US Dollars, the customary issuance, presentation, amendment renewal, extension, and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(k)    Reporting of Letter of Credit Information. Each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such L/C Issuer, including all issuances, extensions and amendments, all expirations and cancelations and all disbursements and reimbursements and (ii) such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer.
(l)    Letter of Credit Amounts.
(i)    Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the US Dollar Equivalent of the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.
(ii)    For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender shall remain in full force and effect until the L/C Issuers and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to such Letter of Credit.
(m)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
2.04    Prepayments. (a) Each Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay any Borrowing in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., New York City time, (A) three (3) Business Days prior to any date of prepayment of any Term Benchmark Borrowing denominated in US Dollars, Euro or Canadian Dollars, (B) four (4) Business Days prior to any date of prepayment of any Term Benchmark Borrowing denominated in Australian Dollars or Yen, (C) five (5) RFR Business Days prior to any prepayment of any RFR Borrowing and (D) on the date of prepayment of any Base Rate Borrowing and (ii) any prepayment of any Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the entire principal amount of such Borrowing then outstanding. Each such notice shall specify the date and amount of such prepayment, the Type of Borrowing to be prepaid and, if a Term Benchmark Borrowing is to be prepaid, the Interest Period applicable thereto. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrowing Agent, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that such notice may state that such prepayment is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrowing Agent (by notice to the Administrative Agent on or prior to the date of such prepayment) if any applicable condition is not satisfied. Any prepayment of any Term Benchmark Loan or RFR Loan shall be accompanied by all accrued interest on the amount prepaid.
(b)    If the Administrative Agent notifies the Borrowing Agent at any time that the Total Outstandings at such time exceed the Aggregate Commitments then in effect, then, within two (2) Business Days after receipt of such notice, the Borrowers shall prepay Loans (applied in the manner provided in Section 2.04(a)) and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Total Outstandings as of such date of payment to an amount not to exceed the Aggregate Commitments then in effect; provided, however, that, subject to the provisions of Section 2.03(g)(ii), the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.
2.05    Termination or Reduction of Commitments. Unless previously terminated, the Aggregate Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Maturity Date. The Borrowing Agent may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., New York City time, (A) two (2) Business Days prior to the date of termination or reduction of the Aggregate Commitments if there are no Loans outstanding on such date, (B) three (3) Business Days prior to the date of termination or reduction of the Aggregate Commitments if all Loans outstanding on such date are in US Dollars and (C) in all other instances five (5) Business Days prior to the date of termination or reduction of the Aggregate Commitments, (ii) any such partial reduction shall be in an aggregate amount of US$5,000,000 or any whole multiple of US$1,000,000 in excess thereof and (iii) the Borrowing Agent shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments. A notice of termination or reduction of the Aggregate Commitment may state that such termination or reduction is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrowing Agent (by notice to the Administrative Agent on or prior to the date of such termination or reduction) if any applicable condition is not satisfied. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. The amount of any such Aggregate Commitment reduction shall not be applied to the Letter of Credit Sublimit unless otherwise specified by the Borrowing Agent; provided that in no event shall the Letter of Credit Sublimit exceed the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. Any reduction or termination of the Aggregate Commitments shall be permanent. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
2.06    Repayment of Loans. The Borrowers shall repay to the Lenders on the Maturity Date the aggregate Outstanding Amount of Loans on such date.
2.07    Interest. (a) Subject to the provisions of subsection (b) below:
(i)    each Term Benchmark Borrowing shall bear interest on the outstanding principal amount thereof for the Interest Period applicable to such Borrowing at a rate per annum equal to the Adjusted Term SOFR, the Adjusted Term CORRA, the BBSY, the EURIBOR or the TIBOR, as applicable, for such Interest Period plus the Applicable Rate;
(ii)    each RFR Borrowing shall bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date at a rate per annum equal to the applicable Daily Simple RFR plus the Applicable Rate; and
(iii)    each Base Rate Borrowing shall bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b)    If any amount of principal, interest or fees is not paid when due, the Borrowers shall pay interest on the overdue amount at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts shall be due and payable upon demand.

(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.08    Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:
(a)    Facility Fee. The Borrowers shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a facility fee (the “Facility Fee”) in U.S. Dollars equal to the Applicable Rate times the actual daily amount of the Commitment of such Lender, regardless of usage (or, if the Commitment of such Lender has been terminated, of the Revolving Exposure of such Lender), subject to adjustment as provided in Section 2.17. The Facility Fee shall accrue at all times during the Availability Period (and thereafter so long as any Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met. Facility Fees accrued through the last day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, shall be due and payable on the 15th day after such last day, and accrued Facility Fees shall also be payable on the Maturity Date (and, if applicable, thereafter shall be payable on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Other Fees. The Borrowers shall pay to each Arranger and the Administrative Agent for their own respective accounts, in US Dollars, fees in the amounts and at the times separately agreed upon in writing. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.09    Computation of Interest and Fees. (a) All computations of interest based on Daily Simple SONIA, Daily Simple SORA, BBSY, Term CORRA, Daily Simple CORRA (if applicable pursuant to Section 3.03) or the Base Rate at times when the Base Rate is based on the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice, as determined by the Administrative Agent, differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)    For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
2.10    Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 10.06(c). The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) its Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.11    Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans and L/C Obligations denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account (in the case of payments owed to Lenders) of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in US Dollars and in Same Day Funds not later than 2:00 p.m., New York City time, on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans and L/C Obligations denominated in an Alternative Currency shall be made to the Administrative Agent, for the account (in the case of payments owed to Lenders) of the Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time reasonably specified by the Administrative Agent to the relevant Borrower at least two (2) Business Days prior to such payment, on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in US Dollars in the US Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of any such payment received by the Administrative Agent for the account of the Lenders, in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., New York City time, in the case of payments in US Dollars, or (ii) after the Applicable Time specified by the Administrative Agent, in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers (jointly and severally with one another, and severally with the applicable Lender) agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the applicable Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowing Agent prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that one or more of the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders and L/C Issuers severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, as the case may be, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.
A notice of the Administrative Agent to any Lender, any L/C Issuer or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and to make payments pursuant to Sections 10.04(c) and 10.05 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation in Letters of Credit or to make any payment under Section 10.04(c) or 10.05 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participations in Letters of Credit, or to make its payment under Section 10.04(c) or 10.05.
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.12    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans, subparticipations in L/C Obligations, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section 2.12 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as amended from time to time) (including Sections 2.14, 2.15, 2.16, 2.17, 3.02 and 10.13) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than to any Accenture Group Member or any Affiliate thereof (as to which the provisions of this Section 2.12 shall apply).
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Laws, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
2.13    Borrowing Agent; Joint and Several Obligations. (a) Because it is impractical at any particular time to determine which of the Borrowers will directly receive the proceeds of the Loans, each of the Borrowers hereby authorizes the Administrative Agent and each L/C Issuer, as applicable, to disburse the proceeds of each Loan and to issue Letters of Credit at the direction of the Borrowing Agent acting as agent on behalf of the Borrowers to any of the Borrowers, including, without limitation, the Borrowing Agent. Each Borrower represents and warrants that, in consequence of the receipt and use of such proceeds and direct and indirect benefits by any particular Borrower, all the Borrowers shall be jointly and severally liable for all obligations and indebtedness so incurred hereunder by any Borrower. Each Borrower hereby irrevocably designates, appoints, authorizes and directs the Borrowing Agent (including each Responsible Officer of the Borrowing Agent) to act on behalf of such Borrower for the purposes set forth in this Section 2.13, and to act on behalf of such Borrower for purposes of giving notice to the Administrative Agent of requests for borrowings, conversions or continuations of Loans, issuance or amendments of Letters of Credit and for otherwise giving and receiving notices and certifications under this Agreement or any other Loan Document and otherwise for taking all other action contemplated to be taken by the Borrowing Agent (including each Responsible Officer of the Borrowing Agent) hereunder or under any other Loan Document. Each of the Administrative Agent, each Lender and each L/C Issuer, as applicable, is entitled to rely and act on the instructions of the Borrowing Agent, by and through any Responsible Officer thereof, on behalf of each Borrower. Without limiting the provision of Section 10.04, each Borrower covenants and agrees to assume joint and several liability for and to protect, indemnify and hold harmless the Administrative Agent, the Lenders and each L/C Issuer from any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses (including, without limitation, attorneys’ fees), which may be incurred by, imposed or asserted against the Administrative Agent, any Lender or any L/C Issuer, howsoever arising or incurred because of, out of or in connection with the disbursements of the Loans in accordance with this Section 2.13; provided, however, that the liability of the Borrowers pursuant to this indemnity shall not extend to any liability, obligation, damage, penalty, claim, cause of action, cost, charge or expense caused by or arising out of the gross negligence or willful misconduct of the Administrative Agent, such Lender or such L/C Issuer, as applicable, as determined by a court of competent jurisdiction by a final and nonappealable judgment. Each of the Borrowers shall maintain detailed accounting and records of all disbursements and payments made to such Borrower with respect to proceeds of Loans received by it. Not in any way in limitation of any other provisions set forth herein, such books and records may be reviewed and copied by the Administrative Agent at such Borrower’s expense at reasonable intervals and upon reasonable notice given by the Administrative Agent to such Borrower, including notice given through the Borrowing Agent.
(b)    For the avoidance of doubt, each of the Borrowers (including each Borrowing Affiliate that becomes a Borrower pursuant to Section 2.14) agrees and understands that it shall be jointly and severally liable with the other Borrowers for all Loans, L/C Obligations and all other Obligations, without regard to the identity of the Borrower in whose name any Loan is made or for whose account or direct benefit any Letter of Credit is issued.
(c)    This Section 2.13 shall survive the resignation of the Administrative Agent or of any L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
2.14    Borrowing Affiliates. (a) The Borrowing Agent may at any time, upon not less than fifteen (15) Business Days’ notice from the Borrowing Agent to the Administrative Agent, designate any Borrowing Affiliate as a Borrower hereunder by delivering to the Administrative Agent (which shall promptly, and in any event within five (5) Business Days of the receipt thereof, deliver copies thereof to each Lender and each L/C Issuer) an Election to Participate executed by such Borrowing Affiliate and the Borrowing Agent. The parties hereto acknowledge and agree that, prior to any Borrowing Affiliate becoming a Borrower hereunder and entitled to utilize the credit facilities provided for herein, the Administrative Agent, the L/C Issuers and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent and the L/C Issuers, as may be required by the Administrative Agent and the L/C Issuers or the Required Lenders in their sole discretion. If the Administrative Agent, each L/C Issuer and the Required Lenders agree that a Borrowing Affiliate shall be entitled to be a Borrower hereunder, then promptly following receipt of all such resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit I (a “Borrowing Affiliate Effectiveness Notice”) to the Borrowing Agent, the L/C Issuers and the Lenders specifying the effective date upon which such Borrowing Affiliate shall constitute a Borrower hereunder, whereupon each of the parties agrees that such Borrowing Affiliate shall be a Borrower for all purposes of this Agreement unless and until five (5) Business Days after an Election to Terminate has been delivered to the Administrative Agent executed by such Borrowing Affiliate and the Borrowing Agent. The delivery of an Election to Terminate shall not affect any Obligation of a Borrowing Affiliate theretofore incurred. Following the giving of any notice pursuant to this Section 2.14(a), if the designation of such Borrowing Affiliate obligates the Administrative Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrowing Agent shall, promptly upon the request of the Administrative Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable Laws and regulations.
(b)    As soon as practicable after receiving notice from the Borrowing Agent or the Administrative Agent of the Borrowing Agent’s intent to designate any Borrowing Affiliate as a Borrower, and in any event within five (5) Business Days after receiving any such notice, with respect to any Borrowing Affiliate that is organized or incorporated under the laws of a jurisdiction other than of the United States or a political subdivision thereof or Ireland, any Lender that may not legally lend to, establish credit for the account of and/or do any business whatsoever with such Borrowing Affiliate directly or through an Affiliate of such Lender or for whom the designation of such Borrowing Affiliate would subject such Lender to any unreimbursed cost or expense (including Taxes) (each such Lender, a “Prohibited Lender”) shall so notify the Borrowing Agent and the Administrative Agent in writing.  With respect to each Prohibited Lender, the Borrowing Agent shall, effective on or before the date that such Borrowing Affiliate shall become a Borrower hereunder, either (i) notify the Administrative Agent and such Prohibited Lender that the Commitment of such Prohibited Lender shall be terminated; provided that such Prohibited Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under Section 3.05) (which payments may be applied to the Loans, L/C Advances, interest, fees and other obligations of such Lender on a non-pro rata basis, notwithstanding the provisions of Section 2.12 to the contrary); provided, further, that the Borrowers may not terminate the Commitment of a Lender pursuant to this clause (i) if, after giving effect to such termination and the repayment of Loans of such Lender required hereby, the Total Outstandings minus the amount of any Cash Collateral that the Borrowers have provided to secure outstanding L/C Obligations prior to or concurrently with such termination would exceed the Aggregate Commitments, (ii) replace such Prohibited Lender in accordance with Section 10.13 hereof or (iii) cancel its request to designate such Borrowing Affiliate as a Borrower hereunder.
2.15    Extension of Maturity Date.
(a)    Requests for Extension. The Borrowing Agent may, not more than two times after the Closing Date, by notice to the Administrative Agent (which shall promptly notify the Lenders) request that each Lender agree to extend the Maturity Date for an additional year from the Maturity Date then in effect hereunder (the “Existing Maturity Date”), provided that not more than a single extension may be effected in a single calendar year.
(b)    Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than 20 days after the date of the Borrowing Agent’s notice requesting an extension of the Maturity Date (the “Response Date”), advise the Administrative Agent whether or not such Lender agrees to such extension; provided that any Lender that does not advise the Administrative Agent on or prior to the Response Date shall be deemed to be have declined to agree to such extension (each Lender agreeing to the requested extension being called an “Extending Lender”, and each Lender declining or deemed to have declined to agree to the requested extension being called a “Non-Extending Lender”). The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.
(c)    Notification by Administrative Agent. The Administrative Agent shall notify the Borrowers of each Lender’s determination under this Section promptly after the Response Date.
(d)    Additional Commitment Lenders. The Borrowing Agent shall have the right to replace each Non-Extending Lender with one or more Eligible Assignees as provided in Section 10.13.
(e)    Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders (including any Lenders that have replaced any Non-Extending Lenders as provided in Section 10.13) that have agreed, before the anniversary of the Closing Date immediately following the delivery of the notice from the Borrowing Agent requesting an extension of the Maturity Date, so to extend the Maturity Date shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the effectiveness of such extension, then, effective as of the Extension Closing Date with respect to such extension, the Maturity Date applicable to the Extending Lenders shall be extended to the date falling one year after the Existing Maturity Date (except that, if such date is not a Business Day, the Maturity Date as so extended shall be the next preceding Business Day).
(f)    Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall not be effective with respect to any Lender unless (the first date on which the consent of the Lenders referred to in paragraph (e) above is obtained and the conditions specified in this paragraph (f) are satisfied with respect to any requested extension being called the “Extension Closing Date” with respect to such extension):
(i)    each Loan Party shall deliver to the Administrative Agent a certificate dated as of the Extension Closing Date signed by a Responsible Officer of such Loan Party certifying that (i) no Default shall have occurred and be continuing on the date of such extension and after giving effect thereto and (ii) the representations and warranties contained in this Agreement are true and correct in all material respects on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (except (i) to the extent that any representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty is true and correct in all respects and (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, if such representation or warranty is qualified by materiality or reference to Material Adverse Effect, true and correct in all respects) as of such earlier date).
(g)    The Commitment of each Non-Extending Lender shall terminate on the Existing Maturity Date, and the principal amount of any outstanding Loans and L/C Advances made by such Non-Extending Lender, together with any accrued interest thereon, and any accrued fees and other amounts payable to or for the account of such Non-Extending Lender hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date the Borrowers shall also prepay any Loans outstanding on such date to the extent necessary to keep outstanding Loans ratable with any revised Applicable Percentages of the Lenders effective as of such date. Notwithstanding anything to the contrary in this Section 2.15, the terms “Letter of Credit Expiration Date” and “Maturity Date” (without taking into consideration any extension pursuant to this Section 2.15), as such terms are used in reference to any L/C Issuer or any Letters of Credit issued by such L/C Issuer, may not be extended without the prior written consent of such L/C Issuer (it being understood and agreed that in the event any L/C Issuer shall not have consented to any extension of the Maturity Date, (i) such L/C Issuer shall continue to have all the obligations of an L/C Issuer hereunder through the applicable Letter of Credit Expiration Date and thereafter shall have no obligation to issue, amend or extend any Letter of Credit (but shall continue to be entitled to the benefits of Sections 2.03, 3.01, 3.04 and 10.04 as to Letters of Credit issued prior to such time), and (ii) the Borrowers shall cause the L/C Obligations attributable to Letters of Credit issued by such L/C Issuer to be zero no later than the day on which such L/C Obligations would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to the effectiveness of the extension of the applicable Existing Maturity Date pursuant to this Section 2.15).
(h)    Amendment; Sharing of Payments; Conflicting Provisions. In connection with any extension of the Maturity Date, the Borrowing Agent, the Administrative Agent and each Extending Lender may make such amendments to this Agreement as the Administrative Agent determines to be reasonably necessary to evidence such extension. This Section shall supersede any provisions in Section 2.12 or 10.01 to the contrary.
2.16    Increase in Commitments.
(a)    Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowing Agent may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding US$1,000,000,000; provided that any such request for an increase shall be in a minimum amount of US$100,000,000. At the time of sending such notice, the Borrowing Agent (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

(b)    Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.
(c)    Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrowing Agent of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuers (which approvals shall not be unreasonably withheld), the Borrowing Agent may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
(d)    Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrowing Agent shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Increase Effective Date.
(e)    Conditions to Effectiveness of Increase. As a condition precedent to such increase:
(i)    each Loan Party shall deliver to the Administrative Agent a certificate dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in this Agreement are true and correct in all material respects on and as of the Increase Effective Date and after giving effect thereto, as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (B) no Default exists or would result therefrom;
(ii)    upon the reasonable request of any Lender made at least ten (10) days prior to the Increase Effective Date, the Borrowers shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five (5) days prior to the Increase Effective Date; and
(iii)    at least five (5) days prior to the Increase Effective Date, if any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (31 C.F.R. § 1010.230), it shall deliver to the Administrative Agent and each Lender a Beneficial Ownership Certification in relation to such Loan Party.

(f)    Authority of the Administrative Agent. Each of the parties hereto hereby agrees that the Administrative Agent may take any and all actions as it determines to be reasonably necessary to ensure that, after giving effect to any increase in the Aggregate Commitments pursuant to this Section 2.16, the outstanding Loans, if any, are held by the Lenders in accordance with their new Applicable Percentages. This may be accomplished, at the discretion of the Administrative Agent, by, among other things, (i) requiring the outstanding Loans to be prepaid with the proceeds of a new Borrowing, (ii) causing the existing Lenders to assign portions of their outstanding Loans to any Lender which has consented to increase its Commitment, which assignments shall be deemed to be effective pursuant to Section 10.06, or (iii) by any combination of the foregoing.
(g)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.12 or 10.01 to the contrary.
2.17    Defaulting Lenders.
(a)    Adjustments. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)    Facility Fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 2.08(a);
(ii)    the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender pursuant to Section 10.01(b)(i);
(iii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers hereunder; third, to Cash Collateralize the L/C Issuers’ fronting exposure with respect to such Defaulting Lender in accordance with Section 2.03(g); fourth, as the Borrowing Agent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowing Agent, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash

Collateralize the L/C Issuers’ future fronting exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.03(g); sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(iii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and
(iv)    if any L/C Obligations exist at the time such Lender becomes a Defaulting Lender then:
(A)    such Defaulting Lender’s participation in L/C Obligations (other than any portion thereof attributable to Unreimbursed Amounts with respect to which such Defaulting Lender shall have funded its participation as provided by Section 2.03(c)) shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to any Defaulting Lenders’ Commitments) but only to the extent that, with respect to each Non-Defaulting Lender, the sum of such Non-Defaulting Lender’s Revolving Exposure plus such Defaulting Lender’s participation in L/C Obligations to be reallocated to such Non-Defaulting Lender does not exceed such Non-Defaulting Lender’s Commitment;
(B)    if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrowers shall within two (2) Business Days following notice by the Administrative Agent, Cash Collateralize for the benefit of the relevant L/C Issuer only the Borrowers’ obligations corresponding to such Defaulting Lender’s participation in L/C Obligations (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 2.03(g);
(C)    such Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which it is a Defaulting Lender only to the extent of its participation in L/C Obligations for which it has funded its participation as provided by Section 2.03(c) or provided Cash Collateral pursuant to Section 2.03(g);
(D)    if the Non-Defaulting Lenders’ participations in L/C Obligations are reallocated pursuant to clause (A) above, then the Facility Fees payable to the Lenders pursuant to Section 2.08(a) and the Letter of Credit Fees payable pursuant to Section 2.03(i) shall be adjusted to give effect to such reallocation; and
(E)    if all or any portion of such Defaulting Lender’s participation in L/C Obligations that is subject to reallocation is neither reallocated nor Cash Collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of any L/C Issuer or any other Lender hereunder, all Facility Fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was allocable to Letters of Credit issued by such L/C Issuer) and Letter of Credit Fees payable under Section 2.03(i) with respect to such Defaulting Lender’s participation in L/C Obligations shall be payable to such L/C Issuer until and to the extent that such portion of such Defaulting Lender’s participation in L/C Obligations is reallocated and/or Cash Collateralized.
(b)    Rehabilitation. In the event that the Administrative Agent, the Borrowing Agent and each L/C Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the participations of the Lenders in L/C Obligations shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage, whereupon such Lender will cease to be a Defaulting Lender. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (i) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender, (ii) all amendments, waivers or modifications effected without its consent in accordance with the provisions of Section 10.01 and this Section 2.17 during such period shall be binding on it and (iii) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    (i) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. The Loan Parties and the Administrative Agent acknowledge and agree that, to the extent consistent with applicable Laws (including Treasury Regulation §1.1441-1(b)(2)(ii)), the Administrative Agent shall act as “withholding agent” for applicable U.S. federal withholding tax purposes with respect to any payments made by any Loan Party under this Agreement.
(ii)    A payment shall not be increased under Section 3.01(a)(i) above by reason of a deduction or withholding of any Tax imposed by Ireland from any such payment, where such Tax is an Indemnified Tax and on the date on which the payment falls due:
(A)    the payment could have been made to the relevant Lender or Participant, as the case may be, without any such deduction or withholding if the Lender or Participant, as the case may be, had been an Irish Qualifying Lender, but on that date that Lender or Participant, as the case may be, is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender or Participant, as the case may be, under this Agreement in (or in the interpretation, administration, or application of) any law or Irish Treaty or any published practice or published concession of any relevant taxing authority; or
(B)    the relevant Lender or Participant, as the case may be, is an Irish Treaty Lender and the Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender or Participant, as the case may be, without deduction or withholding had that Lender or Participant, as the case may be, complied with its obligations under Section 3.01(f)(iii)(D).

(b)    Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or, at the option of the Administrative Agent, timely reimburse it for the payment of, Other Taxes.
(c)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    (i) Indemnification by the Borrower. The Loan Parties shall jointly and severally indemnify each Recipient, within 15 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowing Agent by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error and provided that the certificate sets forth in reasonable detail the basis and calculation of such amounts.
(ii)    An indemnity payment shall not be payable under Section 3.01(d)(i) with respect to any Indemnified Tax imposed by Ireland and assessed on a Lender or Participant, as the case may be, to the extent that Tax:
(A)    is compensated for by an increased payment under Section 3.01(a)(i); or
(B)    would have been compensated for by an increased payment under Section 3.01(a)(i) but was not so compensated solely because one of the exclusions in Section 3.01(a)(ii) applied.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan

Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowing Agent and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement, and at the time or times prescribed by applicable Laws or the taxing authorities of a jurisdiction pursuant to such applicable Laws or reasonably requested by the Borrowing Agent or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or reasonably requested by the Borrowing Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowing Agent or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrowing Agent or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable Laws (other than the Code) or the taxing authorities of the jurisdiction pursuant to such applicable Laws to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person (as defined in Section 7701(a)(30) of the Code):
(A)    any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from, or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative

Agent at the time or times prescribed by applicable Laws and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether or not such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowing Agent and the Administrative Agent in writing of its legal inability to do so.
(iii)
(A)    Each Lender or Participant, as the case may be, on or prior to the date it becomes a party hereto, shall inform the Administrative Agent whether it is an Irish Qualifying Lender by completing and providing to the Administrative Agent an Irish Qualifying Lender Confirmation. Each Lender or Participant, as the case may be, shall upon reasonable written request from the Borrowing Agent or the Administrative Agent, provide an updated Irish Qualifying Lender Confirmation.
(B)    If a Lender or Participant, as the case may be, fails to provide an Irish Qualifying Lender Confirmation in accordance with Section 3.01(f)(iii)(A), then that Lender or Participant, as the case may be, shall be treated for the purposes of the Agreement (including by each Loan Party) as if it is not an Irish Qualifying Lender until such time as it provides an Irish Qualifying Lender Confirmation.
(C)    Each Lender or Participant, as the case may be, upon reasonable written request from the Borrowing Agent from time to time shall, if applicable, provide such information as may be required to enable the Loan Parties to comply with the provision of Sections 891A, 891E, 891F and 891G of the Taxes Act (and any regulations made thereunder).
(D)    An Irish Treaty Lender and each Loan Party which makes a payment to which that Irish Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Loan Party to make that payment without any deduction or withholding of any Tax imposed by Ireland.

(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    Defined Terms. For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and the term “applicable Laws” includes FATCA.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate or to determine or charge interest rates based upon a Relevant Rate, or to purchase or sell, or to take deposits of, any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrowing Agent through the Administrative Agent, (i) any obligation of such Lender to make or maintain Term Benchmark Loans or RFR Loans, as applicable, in the affected Agreed Currency or, in the case of Term Benchmark Loans denominated in US Dollars, to convert Base Rate Loans to Term Benchmark Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on such Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowing Agent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender

(with a copy to the Administrative Agent), prepay all Term Benchmark Loans or RFR Loans, as applicable, of such Lender in the affected Agreed Currency or, if applicable and if such Loans are denominated in US Dollars, convert all Term Benchmark Loans of or RFR Loans, as applicable, of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), in each case, immediately, or in the case of Term Benchmark Loans, on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such Loans to such day. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
3.03    Inability to Determine Rates.
(a)    Subject to Section 3.03(b), if:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR, the BBSY, the EURIBOR, the TIBOR or the Adjusted Term CORRA, as the case may be, for such Interest Period (including because the Relevant Screen Rate is not available or published on a current basis) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR for the applicable Agreed Currency; or
(ii)    the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR, the BBSY, the EURIBOR, the TIBOR or the Adjusted Term CORRA, as the case may be, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, the applicable Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in the applicable RFR Borrowing;
then the Administrative Agent shall give notice (which may be by telephone) thereof to the Borrowing Agent and the Lenders as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrowing Agent and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrowing Agent delivers a new Loan Notice in accordance with Section 2.02, (A) in the case of Loans denominated in US Dollars, any Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing for such Interest Period or that requests a Term Benchmark Borrowing for such Interest Period, shall instead be deemed to be a Loan Notice, for (x) an RFR Borrowing denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or 3.03(a)(ii) or (y) a Base Rate Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 3.03(a)(i) or 3.03(a)(ii) and (B) in the case of Loans denominated in any Alternative Currency, any Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing for such Interest Period or that requests a Term Benchmark Borrowing for such Interest Period or an RFR Borrowing, in each case, for the relevant Benchmark shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrowing Agent’s receipt of the notice from the Administrative Agent referred to in this Section 3.03(a) with respect to the Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrowing Agent and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrowing Agent delivers a new Loan Notice in accordance with the terms of Section 2.02, (A) in the case of Loans denominated in US Dollars, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) an RFR Loan denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or 3.03(a)(ii) or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR is also the subject of Section 3.03(a)(i) or 3.03(a)(ii) on such day and (2) any RFR Loan shall on and from such day convert to, and shall constitute, a Base Rate Loan and (B) in the case of Loans denominated in any Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Alternative Currency (or, in the case of a Loan denominated in Canadian Dollars, the Canadian Prime Rate or a Loan denominated in Yen, the Japanese Prime Rate) plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency (or, in the case of Loans denominated in Canadian Dollars, the Canadian Prime Rate or a Loan denominated in Yen, the Japanese Prime Rate) cannot be determined, any outstanding affected Term Benchmark Loan denominated in any Alternative Currency shall, at the Borrowing Agent’s election prior to such day, either (A) be prepaid in full by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, be deemed to be a Term Benchmark Loan denominated in US Dollars (in a principal amount that is equal to the US Dollar Equivalent of the aggregate principal amount of such Term Benchmark Loan denominated in such Alternative Currency) and shall accrue interest at the same interest rate as would be applicable to Term Benchmark Loans denominated in US Dollars at such time (assuming successive Interest Periods of one month) and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loan denominated in such Alternative Currency shall, at the Borrowing Agent’s election prior to such day, either (A) be prepaid in full by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such RFR Loan, be deemed to be a Base Rate Loan denominated in US Dollars (in a principal amount that is equal to the US Dollar Equivalent of the principal amount of such RFR Loan) and shall accrue interest at the same interest rate as would be applicable to Base Rate Loans at such time. Interest on any CBR Loan shall be payable, and principal of any CBR Loan shall be payable or prepayable, in each case, as would be applicable to the Loan that was converted into such CBR Loan.
(b)    (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to US Dollars or Canadian Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(ii)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Canadian Dollars, if a Term CORRA Reelection Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that the foregoing shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrowing Agent a Term CORRA Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term CORRA Notice after the occurrence of a Term CORRA Reelection Event and may do so in its sole discretion.
(iii)    The Administrative Agent will promptly notify the Borrowing Agent and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark

Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03(b).
(iv)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR, the BBSY, the EURIBOR, the TIBOR or the Term CORRA) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Upon the Borrowing Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowing Agent may revoke any request for a borrowing of, conversion to or continuation of Term Benchmark Loans or RFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (x) the Borrowing Agent will be deemed to have converted any request for a Term Benchmark Borrowing denominated in US Dollars into a request for a borrowing of or conversion to (A) an RFR Borrowing denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a Base Rate Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event and (y) a request for a borrowing of, conversion to or continuation of any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. Furthermore, if any Term Benchmark Loan or RFR Loan denominated in any Agreed Currency is outstanding on the date of the Borrowing Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 3.03(b), (A) in the case of Loans denominated in US Dollars, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) an RFR Loan denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) any Base Rate Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event on such day and (2) any RFR Loan shall on and from such day convert to, and shall constitute, a Base Rate Loan and (B) in the case of Loans denominated in any Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Alternative Currency (or, in the case of a Loan denominated in Canadian Dollars, the Canadian Prime Rate or a Loan denominated in Yen, the Japanese Prime Rate) plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency (or, in the case of Loans denominated in Canadian Dollars, the Canadian Prime Rate or a Loan denominated in Yen, the Japanese Prime Rate) cannot be determined, any outstanding affected Term Benchmark Loan denominated in any Alternative Currency shall, at the Borrowing Agent’s election prior to such day, either (A) be prepaid in full by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, be deemed to be a Term Benchmark Loan denominated in US Dollars (in a principal amount that is equal to the US Dollar Equivalent of the aggregate principal amount of such Term Benchmark Loan denominated in such Alternative Currency) and shall accrue interest at the same interest rate as would be applicable to Term Benchmark Loans denominated in US Dollars at such time (assuming successive Interest Periods of one month) and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loan denominated in such Alternative Currency shall, at the Borrowing Agent’s election prior to such day, either (A) be prepaid in full by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such RFR Loan, be deemed to be a Base Rate Loan denominated in US Dollars (in a principal amount that is equal to the US Dollar Equivalent of the principal amount of such RFR Loan) and shall accrue interest at the same interest rate as would be applicable to Base Rate Loans at such time. Interest on any CBR Loan shall be payable, and principal of any CBR Loan shall be payable or prepayable, in each case, as would be applicable to the Loan that was converted into such CBR Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

3.04    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law, as determined in good faith by the applicable Lender or L/C Issuer and not on an arbitrary or capricious basis, consistent with similarly situated customers of the applicable Lender or L/C Issuer under agreements having “Change in Law” provisions similar to those herein after consideration of such factors as such Lender or L/C Issuer then reasonably determines to be relevant, shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C Issuer;
(ii)    impose on any Lender or any L/C Issuer or the applicable interbank market any other condition, cost or expense affecting this Agreement or Term Benchmark Loans or RFR Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, maintaining, continuing or converting to any Loan (or of maintaining its obligation to make any Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction actually suffered.
(b)    Capital and Liquidity Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), by an amount deemed by such Lender or L/C Issuer to be material, then from time to time the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or a L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowing Agent shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 20 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or a L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrowing Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Reserves on Alternative Currency Loans. The Borrowers shall pay to each Lender, if and as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”) or comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) or additional interest on the unpaid principal amount of each Alternative Currency Loan, equal to the actual costs of such reserves allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided the Borrowing Agent shall have received at least 20 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 20 days prior to the relevant Interest Payment Date, such additional interest shall, subject to the provisions of clause (d) above, be due and payable 20 days from receipt of such notice.
3.05    Compensation for Losses. Upon demand of any Lender to the Borrowing Agent (with a copy to the Administrative Agent) from time to time, the Borrowers shall, within 20 days of receipt of such demand, compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)    any continuation, conversion, payment or prepayment of any Term Benchmark Loan on a day other than the last day of the Interest Period (for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term Benchmark Loan on the date or in the amount notified by the Borrowing Agent on behalf of such Borrower (whether or not such notice is subsequently revoked in accordance herewith);
(c)    any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
(d)    any assignment of a Term Benchmark Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.13;
excluding any loss of anticipated profits, but including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrowers shall also pay any reasonable and customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05 with respect to any Term Benchmark Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Term SOFR, the BBSY, the EURIBOR, TIBOR or the Adjusted Term CORRA, as the case may be, that would have been applicable to such Loan (and without taking into account the Applicable Rate) for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the Adjusted Term SOFR, the BBSY, the EURIBOR, TIBOR or the Adjusted Term CORRA, as the case may be, that would have been applicable to such Loan (and without taking into account the Applicable Rate), for an Interest Period commencing on the date of such event and ending at or as nearly as possible to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the last day of the period that would have been the Interest Period for such Loan).
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives notice pursuant to Section 3.02, or if any Lender becomes a Prohibited Lender under Section 2.14(a), or if any Lender becomes a Defaulting Lender, the Borrowers may replace such Lender in accordance with Section 10.13.
3.07    Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all Obligations hereunder.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following:
(i)    a counterpart of this Agreement signed on behalf of the Administrative Agent, each Lender, each Borrower and Accenture plc (which, subject to Section 10.10, may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page of this Agreement);
(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iii)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized, incorporated or formed, and that each Loan Party is validly existing and (to the extent such concept applies) in good standing in its jurisdiction of organization or incorporation;
(iv)    a favorable opinion of (i) Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in a form reasonably satisfactory to the Administrative Agent, and (ii) Arthur Cox LLP, Irish counsel to Accenture Global Capital DAC, Accenture Finance Limited and Accenture

plc, in a form reasonably satisfactory to the Administrative Agent, in each case covering such matters relating to the transactions contemplated hereto as the Administrative Agent may reasonably request;
(v)    a certificate signed by a Responsible Officer of the Borrowing Agent certifying that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied; and
(vi)    evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and the obligations thereunder are being repaid in full.
(b)    Any fees required to be paid by the Borrowers to the Administrative Agent, the Arrangers and the Lenders on or before the Closing Date shall have been paid.
(c)    The Lenders shall have received, at least five days prior to the Closing Date, all documentation and information requested under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been requested at least 10 days prior to the Closing Date.
(d)    To the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the Administrative Agent or a Lender has requested, in a written notice to such Borrower at least ten (10) days prior to the Closing Date, a Beneficial Ownership Certification in relation to such Borrower, the Administrative Agent or the applicable Lender shall have received such Beneficial Ownership Certification at least five days prior to the Closing Date (provided that, upon the execution and delivery by the Administrative Agent or such Lender, as applicable, of its signature page to this Agreement, the condition set forth in this clause (d) shall be deemed to be satisfied).
(e)    Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced in reasonable detail prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).
Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of

Loans to another Type or a continuation of Term Benchmark Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of the Loan Parties contained in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) with respect to any Request for Credit Extension after the Closing Date, for the representations and warranties contained in Section 5.05(c) and clause (b) of Section 5.06, (ii) to the extent that any representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty shall be required to be true and correct in all respects, and (iii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if such representation or warranty is qualified by materiality or reference to Material Adverse Effect, true and correct in all respects) as of such earlier date.
(b)    No Default or Event of Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.
(c)    The Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Credit Extension shall be deemed to constitute a representation and warranty by the Borrowers that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied on and as of the date of such Credit Extension.
ARTICLE IVA.
GUARANTY
4A.01    Guaranty. The Guarantor hereby unconditionally, absolutely, continually and irrevocably guarantees, as a primary obligor and not merely as a surety, to the Administrative Agent, the Lenders and the L/C Issuers the payment and performance in full, when and as due, of the Guaranteed Liabilities. For all purposes of this Agreement, “Guaranteed Liabilities” means: (a) the Borrowers’ prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms hereof, the Notes, and all other Loan Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrowers to any one or more of the Lenders, the L/C Issuers or the Administrative Agent, including, without limitation, principal, interest, premium or fee (including, but not limited to, loan fees and reasonable attorneys’ fees and expenses); and (b) the Borrowers’ prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrowers hereunder and under all other Loan Documents. The Guarantor’s obligations to the Administrative Agent, the Lenders and the L/C Issuers under this Article IVA are hereinafter collectively referred to as the “Guarantor’s Obligations”.

4A.02    Payment. If any Borrower shall default in payment or performance of any of the Guaranteed Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys’ fees and expenses), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of this Agreement, by acceleration, or otherwise, or upon the occurrence of any Event of Default hereunder that has not been cured or waived, then the Guarantor shall, upon demand thereof by the Administrative Agent, fully pay to the Administrative Agent, for the benefit of the Lenders and the L/C Issuers (in the case of amounts owing to them), an amount equal to all of the Guaranteed Liabilities then due and owing.
4A.03    Guaranty Absolute. The Guarantee made under this Article IVA is a Guarantee of payment and not of collection. The Guarantor’s Obligations shall be absolute and unconditional irrespective of, and the Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guarantee by reason of:
(a)    any lack of legality, validity or enforceability of this Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantor’s Obligations, any of the Guaranteed Liabilities, or any other guaranty of any of the Guaranteed Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);
(b)    any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;
(c)    any acceleration of the maturity of any of the Guaranteed Liabilities or of any other obligations or liabilities of any Person under any of the Related Agreements;
(d)    any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Guaranteed Liabilities or for any other obligations or liabilities of any Person under any of the Related Agreements;
(e)    any dissolution of any Borrower, the Guarantor or any other party to a Related Agreement, or the combination or consolidation of any Borrower, the Guarantor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Borrower, the Guarantor or any other party to a Related Agreement;
(f)    any extension (including, without limitation, extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, this Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;
(g)    the addition of any Borrowing Affiliate as a Borrower pursuant to Section 2.14;

(h)    any increase in the Aggregate Commitments pursuant to Section 2.16 and any extension of the Maturity Date pursuant to Section 2.15;
(i)    the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Guaranteed Liabilities (including, without limitation, obligations arising under any other Guarantee now or hereafter in effect);
(j)    any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in this Agreement, any other Loan Document or any other Related Agreement, including, without limitation, any term pertaining to the payment or performance of any of the Guaranteed Liabilities or any of the obligations or liabilities of any party to any other Related Agreement;
(k)    any benefit of any law or regulation of any jurisdiction or other event affecting any term of a guaranteed obligation; or
(l)    any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which may or might in any manner or to any extent vary the risks of the Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including, without limitation, any right to require or claim that resort be had to the Borrowers or any other Loan Party or to any collateral in respect of the Guaranteed Liabilities or the Guarantor’s Obligations, other than actual repayment in full of the Guaranteed Liabilities or the Guarantor’s Obligations.
It is the express purpose and intent of the parties hereto that the Guarantee made under this Article IVA shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.
4A.04    Reinstatement. The Guarantor agrees that the Guarantee made under this Article IVA shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Administrative Agent, any Lender or any L/C Issuer under this Agreement is rescinded or must be restored for any reason, or is repaid by the Administrative Agent, any Lender or any L/C Issuer in whole or in part in good faith settlement of any pending or threatened avoidance claim. This Section 4A.04 shall survive the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the Obligations.
4A.05    Waiver; Subrogation.
(a)    The Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences: (i) acceptance of this Agreement; (ii) the Lenders’ heretofore, now or from time to time hereafter making Loans and issuing Letters of Credit and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrowers, or otherwise entering into arrangements with any Borrower giving rise to Guaranteed Liabilities, whether pursuant to this Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof;

(iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 4A.03 hereof. The Guarantor agrees that each Lender and each L/C Issuer may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Lender and each L/C Issuer, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing the Guarantor from the Guarantor’s Obligations, and the Guarantor hereby consents to each and all of the foregoing events or occurrences.
(b)    The Guarantor hereby agrees that payment or performance by the Guarantor of the Guarantor’s Obligations may be enforced by the Administrative Agent on behalf of the Lenders and the L/C Issuers upon demand by the Administrative Agent to the Guarantor without the Administrative Agent being required, and the Guarantor expressly waives to the extent permitted by law any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrowers, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or any L/C Issuer or other party to a Related Agreement by the Borrowers or any other Person on account of the Guaranteed Liabilities or any Guarantee thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY THE GUARANTOR THAT DEMAND UNDER THIS AGREEMENT MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THIS AGREEMENT.
(c)    The Guarantor further agrees with respect to the Guarantee provided hereunder that it shall have no right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Guaranteed Liabilities until the Facility Termination Date (as defined below) shall have occurred. If an amount shall be paid to the Guarantor on account of such rights at any time prior to termination of this Agreement in accordance with the provisions hereof, such amount shall be held in trust for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and shall forthwith be paid to the Administrative Agent, for the benefit of the Lenders and the L/C Issuers, to be credited and applied upon the Guarantor’s Obligations, whether matured or unmatured, in accordance with the terms of this Agreement. The agreements in this Section 4A.05(c) shall survive repayment of all of the Guarantor’s Obligations, the termination or expiration of this Agreement in any manner, and occurrence of the Facility Termination Date.
4A.06    Set-Off and Waiver. The Guarantor waives any right to assert against the Administrative Agent, any Lender or any L/C Issuer as a defense, counterclaim, set-off, recoupment or cross claim in respect of the Guarantor’s Obligations, any defense (legal or equitable) or other claim which the Guarantor may now or at any time hereafter have against the Borrowers or any or all of the Administrative Agent, the Lenders and the L/C Issuers without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to the Guarantor, other than actual repayment in full of the Guaranteed Liabilities or the Guarantor’s Obligations.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES
Each Borrower and the Guarantor represent and warrant to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Significant Accenture Group Member (a) is duly organized, incorporated or formed, validly existing and (to the extent such concept applies) in good standing under the Laws of the jurisdiction of its organization, incorporation or formation, (b) has all requisite power and authority and all material governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and (to the extent such concept applies) in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a) (with respect to any Significant Accenture Group Member that is not a Loan Party), clause (b)(i) or clause (c), to the extent that failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is party have been duly authorized by all necessary corporate or other organizational action and do not and will not (a) contravene the terms of any of such Loan Party’s Organization Documents, (b) except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject or (c) except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, violate any Law.
5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document to which it is a party.
5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements for the most recently ended fiscal year (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present, in all material respects, the financial position of Accenture plc and its Subsidiaries as of the date thereof and their Consolidated results of operations for the period covered thereby in accordance with GAAP.
(b)    The unaudited Consolidated balance sheet of Accenture plc and its Subsidiaries, dated as of the end of the most recently ended fiscal quarter (other than the fourth fiscal quarter) of Accenture plc and its Subsidiaries and the related unaudited Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and the portion of the fiscal year then ended (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present, in all material respects, the financial position of Accenture plc and its Subsidiaries as of the date thereof and their Consolidated results of operations and cash flows for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)    Since August 31, 2023, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. The Administrative Agent and the Lenders acknowledge and agree that the matters disclosed by Accenture plc in its public filings with the SEC pursuant to Section 13 of the Exchange Act, as amended, since August 31, 2023 to the date of this Agreement have not individually or in the aggregate resulted in and do not constitute such a Material Adverse Effect on or prior to the date of this Agreement.
5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Responsible Officer of any Loan Party, threatened or affecting, at law, in equity, in arbitration or before any Governmental Authority, by or against any Accenture Group Member or against any of their properties or revenues that (a) in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document, or (b) except as disclosed in Accenture plc’s Annual Report on Form 10-K for the fiscal year ended August 31, 2023 or in Accenture plc’s public filings with the SEC pursuant to Section 13 of the Exchange Act, as amended, since the date of such Annual Report and prior to the date of this Agreement, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
5.07    No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08    Environmental Compliance. There are no violations by any Accenture Group Member of any Environmental Law which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09    Taxes. Each Accenture Group Member has filed all material Federal, state, foreign and other tax returns and reports required to be filed, and have paid all material Federal, state, foreign and other taxes, assessments, fees and other governmental charges shown to be due from them, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.10    ERISA Compliance.
(a)    Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws, except to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(b)    There are no pending or, to the best knowledge of each Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    (i)  No ERISA Event has occurred or is reasonably expected to occur that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (ii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.11    Margin Regulations; Investment Company Act.
(a)    No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.
(b)    None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.12    Disclosure.
(a)    No report, financial statement, certificate or other written information (excluding projected financial information and information of a general economic or industry nature), when taken as a whole and combined with all information so delivered and all information that is publicly available, furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.
(b)    As of the Closing Date, to the best knowledge of the Borrowers, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct.
5.13    Compliance with Laws. Each Accenture Group Member is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.14    Representations as to Foreign Borrowers. Each Foreign Borrower represents and warrants to the Administrative Agent and the Lenders that:
(a)    No Foreign Borrower or any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Borrower is organized or incorporated and existing in respect of its obligations under the Loan Documents to which it is a party (collectively as to such Foreign Borrower, the “Applicable Foreign Borrower Documents”), and each Foreign Borrower hereby expressly waives any such immunity.
(b)    There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Borrower is organized or incorporated and existing on or by virtue of the execution or delivery of the Applicable Foreign Borrower Documents.
(c)    As of the date hereof, no Loan Party is a small and medium sized enterprise within the meaning of (i) the Central Bank (Supervision and Enforcement) Act 2013 (Section 48) (Lending to Small and Medium-Sized Enterprises) Regulations 2015 of Ireland or (ii) the Consumer Protection (Regulation of Credit Servicing) Act 2015 of Ireland.
5.15    OFAC. No Accenture Group Member nor, to the knowledge of any Responsible Officer of any Accenture Group Member, any director, officer, employee or controlled Affiliate thereof, is a Person that is, or is owned or controlled by any Person or Persons that are, included on OFAC’s List of Specially Designated Nationals or His Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or any other Sanctions-related list of designated Persons maintained by the United States Government, the United Nations Security Council, the European Union or His Majesty’s Treasury. No Accenture Group Member

is located, organized or resident in a Designated Jurisdiction, and no officer or director of any Accenture Group Member is resident in a Designated Jurisdiction in any manner that would result in a violation of Sanctions by any Accenture Group Member or any other party to this Agreement. The foregoing representations in this Section 5.15 will not apply to any party hereto to which Council Regulation (EC) 2271/96 (the “Blocking Regulation”) applies, if and to the extent that such representations are or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of, (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in the United Kingdom.
5.16    Anti-Corruption Laws. Each Accenture Group Member is in compliance with the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010 in all material respects, and the Accenture Group Members have instituted and maintained policies and procedures designed to promote compliance with such laws.
5.17    Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
5.18    Plan Assets; Prohibited Transactions. None of the Borrowers or any of their Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
5.19    Withholding Taxes. The Borrowers are not required to withhold or deduct any Taxes imposed by any Governmental Authority on any payments hereunder for so long as each Lender is an Irish Qualifying Lender (provided that, where the Irish Qualifying Lender is an Irish Treaty Lender, all procedural formalities have been completed).
5.20    Covered Entity. No Loan Party is a Covered Entity.
ARTICLE VI.
AFFIRMATIVE COVENANTS
So long as the Facility Termination Date has not occurred, each Borrower and the Guarantor shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.05 and 6.12) cause each Subsidiary or, where the applicable covenant is so limited, each Significant Accenture Group Member to:
6.01    Financial Statements. Deliver to the Administrative Agent for distribution to each Lender:
(a)    within 90 days after the end of each fiscal year of Accenture plc (commencing with the fiscal year ending August 31, 2024), the Audited Financial Statements for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such Audited Financial Statements to be audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Accenture plc (commencing with the fiscal quarter ending May 31, 2024), a Consolidated balance sheet of the Accenture Group as at the end of such fiscal quarter, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows of the Accenture Group for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of Accenture plc as fairly presenting in all material respects the financial position, results of operations, shareholders’ equity and cash flows of the Accenture Group in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
As to any information contained in materials furnished pursuant to the penultimate paragraph of Section 6.02, the Loan Parties shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Loan Parties to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
6.02    Certificates; Other Information. Deliver to the Administrative Agent for distribution to the Lenders:
(a)    within five Business Days after each delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b) (commencing with the delivery of the financial statements for the fiscal quarter ending May 31, 2024), a duly completed Compliance Certificate signed by a Responsible Officer of Accenture plc; and
(b)    promptly upon request, (x) such additional information regarding the business or financial position of any Significant Accenture Group Member, or compliance with the terms of the Loan Documents, as the Administrative Agent at the request of any Lender may, from time to time, reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, the Beneficial Ownership Regulation and any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Documents required to be delivered pursuant to Section 6.01(a) or 6.01(b) (to the extent any such documents are included in materials otherwise publicly filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) Accenture plc posts such documents, or provides a link thereto on its website on the Internet at www.accenture.com or (ii) such documents are posted on the Borrowers’ behalf on an Approved Electronic Platform. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Loan Party with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Loan Party hereby acknowledges that (a) the Administrative Agent and the Arrangers may, but shall be under no obligation to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Loan Parties hereunder or under any Loan Document (collectively, “Borrower Materials”) by posting the Borrower Materials on an Approved Electronic Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Accenture Group Member or its securities) (each, a “Public Lender”). Each Loan Party hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC”, each Loan Party shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as either publicly available information or not containing material information (although it may be sensitive and proprietary) with respect to any Accenture Group Member or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Approved Electronic Platform designated as “Public” and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Approved Electronic Platform not marked as “PUBLIC”. Each Loan Party further agrees that the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders may rely on any marking and delivery of any Borrower Materials by any Loan Party.
6.03    Notices. Promptly notify the Administrative Agent and each Lender after a Responsible Officer of a Loan Party acquires knowledge of the occurrence of any Default.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of Accenture plc setting forth details of the occurrence referred to therein and stating what action the applicable Loan Party has taken and proposes to take with respect thereto and shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Taxes. Pay and discharge as the same shall become due and payable, all its respective material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Accenture Group Member or (b) the failure to make such payment would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.02; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
6.06    Maintenance of Properties. Except to the extent the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.
6.07    Maintenance of Insurance. Except to the extent the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts; provided, however, that, in lieu of some or all of such insurance, the Accenture Group may adopt such other plan or method of protection against losses, whether by the establishment of an insurance fund or reserve or controlled or affiliated insurance company to provide insurance or self-insurance, as shall be reasonably determined to be in the best interests of the Accenture Group and not prejudicial in any material respect to the Lenders or the Administrative Agent.
6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws (including ERISA), except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
6.09    Books and Records. Maintain, in all material respects, proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of each Loan Party and each other Significant Accenture Group Member.
6.10    Inspection Rights. Permit representatives of the Administrative Agent (a) to discuss the Loan Parties’ affairs, finances and accounts with officers of the Loan Parties and, upon reasonable prior notice to the Loan Parties and in the presence of officers of the Loan Parties, their independent public accountants (provided that, except when a Default exists, (x) such discussions shall not occur more frequently than annually and shall be limited to the Administrative Agent (or any agent or representative thereof) and (y) the Loan Parties shall not be required to reimburse any expenses of the Administrative Agent and the Lenders arising therefrom), and (b) when a Default exists, to visit and inspect any of their respective properties, to examine any of their respective books and records, all at reasonable times and upon reasonable prior notice.
6.11    Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes of Accenture plc and its Subsidiaries and not in contravention of any Law or of any Loan Document, including but not limited to working capital and capital expenditures.
6.12    Pari Passu. Insure that the Obligations of each Loan Party under each Loan Document to which it is a party will rank at least pari passu in right of payment with such Loan Party’s other unsecured indebtedness.
6.13    Anti-Corruption Laws. Except as would not reasonably be expected to result in a Material Adverse Effect, conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010, and maintain policies and procedures designed to promote compliance with such laws.
ARTICLE VII.
NEGATIVE COVENANTS
So long as the Facility Termination Date has not occurred, each Borrower and the Guarantor agree that:
7.01    Negative Pledge. No Loan Party shall, nor shall any of them permit any Subsidiary, directly or indirectly, to create, assume, or suffer to exist any Lien securing Indebtedness of a kind described in clauses (a), (b) or (e) of the definition thereof, or Guarantees by such Person under clause (f) of the definition thereof to the extent made in respect of any Indebtedness of a kind described in clauses (a), (b) or (e) of the definition thereof, on any asset now owned or hereafter acquired by it, except:
(a)    Liens arising in the ordinary course of its business which (i) with respect to any Lien, do not secure any obligation in an amount exceeding US$20,000,000 and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and
(b)    other Liens securing obligations in an aggregate principal or face amount at any time not to exceed an amount equal to 30% of the Consolidated Total Assets at such time.
7.02    Fundamental Changes, Mergers and Sales of Assets. No Loan Party will:
(a)    consolidate or merge with or into any other Person, provided that any Loan Party may consolidate or merge (i) with another Loan Party or (ii) with another Person if (x) in the event such Loan Party is the Guarantor, the Guarantor is the surviving Person, (y) in the event such Loan Party is a Borrower, such Loan Party or any of the Borrowers or any of their respective Subsidiaries that becomes a Borrower pursuant to Section 2.14 is the surviving

Person, and (z) after giving effect to such consolidation or merger, no Default shall have occurred and be continuing; or
(b)    sell, lease or otherwise transfer, or permit any Subsidiary to sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Accenture Group, taken as a whole, to any other Person.
7.03    Use of Proceeds. No Loan Party shall, nor shall any of them permit any Subsidiary, directly or indirectly, to use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, in each case if such use of proceeds would entail a violation of any of the regulations of the FRB, including Regulations U and X.
7.04    Financial Covenant. The Consolidated Leverage Ratio shall not, as of the last day of any period of four consecutive fiscal quarters of Accenture plc for which the financial statements have been, or are required to be, delivered pursuant to Section 6.01(a) or 6.01(b), be greater than 1.75 to 1.00.
7.05    Sanctions. No Loan Party shall, directly or indirectly, use the proceeds of any Credit Extension for the purpose of funding any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, except to the extent permissible for a Person required to comply with Sanctions, or in any other manner that will result in a violation by such Loan Party or any Lender of Sanctions. The foregoing covenant in this Section 7.05 will not apply to any party hereto to which the Blocking Regulation applies, if and to the extent that such covenant is or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of, (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in the United Kingdom.
7.06    Anti-Corruption Laws. No Loan Party shall, directly or indirectly, use the proceeds of any Credit Extension for any purpose which would constitute a breach of the United States Foreign Corrupt Practices Act of 1977 or the UK Bribery Act 2010.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee or any other amount payable hereunder or under any other Loan Document; or

(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 6.03 or 6.05(a) or Article VII; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof has been given to the Borrowing Agent by the Administrative Agent at the request of any Lender; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)    Cross-Default or Cross-Acceleration. (i) Any Loan Party or any other Significant Accenture Group Member shall fail to pay any Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness between or among members of the Accenture Group) in an aggregate principal amount of more than US$250,000,000 within five days of its final maturity (or within any longer grace period applicable to the terms of such Indetedness), (ii) the maturity of any Indebtedness of any Significant Accenture Group Member having an aggregate principal amount of more than US$250,000,000 is accelerated as a result of the occurrence of an event of default thereunder, or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Accenture Group Member is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which any Accenture Group Member is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by any Loan Party or any other Significant Accenture Group Member as a result thereof is greater than US$250,000,000, and, in the case of an event described in subclause (B) of this clause (iii) only, such Swap Termination Value is not paid within five (5) days of such Early Termination Date (as defined in such Swap Contract) (or within any longer grace period applicable to the terms of such Swap Contract).
(f)    Insolvency Proceedings, Etc. Any Loan Party or any other Significant Accenture Group Member institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, examiner, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, examiner, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any other Significant Accenture Group Member becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or
(h)    Judgments. There is entered against any Loan Party or any other Significant Accenture Group Member a final judgment or order for the payment of money in an aggregate amount exceeding US$250,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and such judgment or order shall not be satisfied or stayed for a period of 60 days; or
(i)    ERISA. An ERISA Event occurs with respect to a Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; or
(j)    Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or the occurrence of the Facility Termination Date, ceases in whole or in any material part to be in full force and effect; or
(k)    Change of Control. There occurs any Change of Control.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the Commitment of each Lender and any obligation of any L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)    require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of (i) any Event of Default pursuant to Section 8.01(f) (with respect to any Loan Party) or (ii) an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Laws, the Commitment of each Lender and any obligation of any L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent, any Lender or any L/C Issuer.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations or the Guarantor’s Obligations shall, subject to the provisions of Section 2.17, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of each L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.
ADMINISTRATIVE AGENT
9.01    Appointment and Authority. Each of the Lenders and each L/C Issuer hereby irrevocably appoints JPMorgan to act as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except with respect to the appointment of a successor Administrative Agent pursuant to Section 9.06, the provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an L/C Issuer as any other Lender or L/C Issuer and may exercise the same as though it were not the Administrative Agent and the term “Lender”, “Lenders”, “L/C Issuer” and “L/C Issuers” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with the Guarantor, the Borrowers, any other Accenture Group Member or any other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the L/C Issuers or to provide notice or consent of the Lenders or the L/C Issuers with respect thereto.
9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:
(a)    does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or L/C Issuer other than its obligations as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); and additionally, each Lender and L/C Issuer agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be, or as the Administrative Agent shall believe in good faith to be, expressly provided for herein or in the other Loan Documents), and, unless and until revoked in writing, such direction shall be binding upon each Lender and each L/C Issuer, provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Laws; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders (or such other number or percentage of the Lenders as shall be, or as the Administrative Agent shall believe in good faith to be, expressly provided for herein or in the other Loan Documents) prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided;
(c)    (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 10.06 and (ii) may rely on the Register to the extent set forth in Section 10.06(c);
(d)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained by or in the possession of the Person serving as the Administrative Agent or any of its Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders or L/C Issuers by the Administrative Agent herein; and
(e)    shall not be required to account to any Lender or any L/C Issuer for any sum or the profit element of any sum received by the Administrative Agent for its own account.
Nothing in this Agreement or any other Loan Document shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of Accenture plc and its Subsidiaries.
The Administrative Agent shall not be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be, or as the Administrative Agent shall believe in good faith to be, necessary under the circumstances as provided for herein or in the other Loan Documents or (ii) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice (stating that it is a “notice of default”) describing such Default is given in writing to the Administrative Agent by a Loan Party, a Lender or an L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty or obligation to any Lender, any L/C Issuer, or any Participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signatures transmitted by emailed pdf or any other electronic means that reproduces an image of an actual executed signature page) or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any claim, liability, loss, cost or expense suffered by any Loan Party, any Subsidiary, any Lender or any L/C Issuer as a result of (A) any determination of the Outstanding Amount of Loans, any of the component amounts thereof or any portion thereof attributable to each Lender or L/C Issuer, or any exchange rate or US Dollar Equivalent, (B) any determination that any Lender is a Defaulting Lender, or the effective date of such status (it being further understood and agreed that the Administrative Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender) or (C) any determination of the Central Bank Rate or the Central Bank Rate Adjustment, except to the extent that such claims, liabilities, losses, costs or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent; provided, however, that in no event shall the Administrative Agent have any liability to any Loan Party, any Lender, the L/C Issuers or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer sufficiently prior to the making of such Loan or the issuance, extension or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrowing Agent. Upon receipt of any such notice of resignation, the Borrowing Agent shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, subject to the consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Borrowing Agent and consented to by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowing Agent and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Cash Collateral held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Cash Collateral until such time as a successor Administrative Agent is appointed) and (2) except for any expense reimbursement or indemnity payments or other amounts then owed to the retiring Administrative Agent in its individual capacity, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as a successor Administrative Agent is appointed and consented to, and has accepted such appointment as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent other than as provided in Section 3.01(g) and other than any rights to expense reimbursement or indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation for as long as any of them continues to act in such capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
Any resignation by JPMorgan as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as an L/C Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the resigning L/C Issuer and outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent, any Arranger or any of their Related Parties has made any representation or warranty to it, and that no act by the Administrative Agent, any Arranger or any of their Related Parties hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent, any Arranger or any of their Related Parties to any Lender or each L/C Issuer as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent and each Arranger that it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this

Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, Joint Bookrunners, Co-Documentation Agents or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder and its rights in respect of expense reimbursement and indemnities provided for hereunder.
9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, examinership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered to, by intervention in such proceeding or otherwise, and shall, at the direction of the Required Lenders:
(a)    file (to the extent that such claim is permitted to be filed) and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i), 2.03(j), 2.08 and 10.04) allowed in such judicial proceeding; and

(b)    collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, examiner, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
9.10    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)    The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
9.11    Recovery of Erroneous Payments. (a) Each Lender and each L/C Issuer hereby agrees that (i) if the Administrative Agent notifies such Lender or L/C Issuer that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or L/C Issuer from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or L/C Issuer (whether or not known to such Lender or L/C Issuer), and demands the return of such Payment (or a portion thereof), such Lender or L/C Issuer, as applicable, shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent at the Overnight Rate, and (y) to the extent permitted by applicable law, such Lender or L/C Issuer shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including, without limitation, any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or any L/C Issuer under this Section 9.11 shall be conclusive, absent manifest error.
(b)    Each Lender and each L/C Issuer hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each L/C Issuer agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or L/C Issuer, as applicable, shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or L/C Issuer, as applicable, to the date such amount is repaid to the Administrative Agent at the Overnight Rate.
(c)    Each of the Loan Parties hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or L/C Issuer that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or L/C Issuer, as applicable, with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Loan Party.
(d)    Each party’s obligations under this Section 9.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of a Lender or L/C Issuer, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

9.12    Posting of Communications; Approved Borrower Portal. (a) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the L/C Issuers by posting such Communications on an Approved Electronic Platform. The Administrative Agent, the Lenders and the L/C Issuers agree that any Loan Party may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an Approved Borrower Portal.
(b)    Although each of the Approved Electronic Platform and the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the L/C Issuers and the Loan Parties acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender or L/C Issuer that are added to the Approved Electronic Platform or of any Loan Party that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the L/C Issuers and the Loan Parties hereby approves distribution of the Communications through the Approved Electronic Platform and of the Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)    EACH OF THE APPROVED ELECTRONIC PLATFORM, THE COMMUNICATIONS AND THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM OR THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM, THE COMMUNICATIONS, THE APPROVED BORROWER PORTAL OR THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE APPROVED ELECTRONIC PLATFORM, THE COMMUNICATIONS, THE APPROVED BORROWER PORTAL OR THE BORROWER COMMUNICATIONS. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, THE SYNDICATION AGENT, ANY CO-DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY L/C ISSUER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE

BORROWING AGENT’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM OR ANY LOAN PARTY’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
(d)    Each Lender and each L/C Issuer agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender or L/C Issuer for purposes of the Loan Documents. Each Lender and each L/C Issuer agrees (i) to notify the Administrative Agent in writing (which could be by email) from time to time of such Lender’s or L/C Issuer’s, as applicable, email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)    Each of the Lenders, the L/C Issuers and the Loan Parties agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform and the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)    Nothing herein shall prejudice the right of the Administrative Agent, any Lender, any L/C Issuer or any Loan Party to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
ARTICLE X.
MISCELLANEOUS
10.01    Amendments, Etc. (a)  Subject to Section 10.01(b), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowing Agent, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(i)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(ii)    postpone any scheduled date fixed by this Agreement or any other Loan Document for any payment of principal of any Loan or any L/C Borrowing or interest thereon or fees due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(iii)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or fees at the Default Rate;
(iv)    change Section 2.12 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(v)    amend Section 1.05 or the definition of “Alternative Currency” without the written consent of each Lender directly affected thereby;
(vi)    change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or
(vii)    release Accenture plc from its Guarantee under Article IVA hereunder without the written consent of each Lender;
and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (iii) no amendment, waiver or consent shall, unless in writing and signed by a Borrowing Affiliate, (A) subject such Borrowing Affiliate to any additional obligations, (B) increase the principal or rate of interest on any outstanding Loan of such Borrowing Affiliate (except in respect of the Default Rate applicable to such Loan), (C) shorten the stated maturity of any outstanding Loan of such Borrowing Affiliate, or (D) modify this clause (iii).
(b)    Notwithstanding anything to the contrary in Section 10.01(a):
(i)    no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) such Defaulting Lender’s Commitment may not be increased or extended or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without its prior written consent and (B) the principal amount of, or interest or fees payable on, Loans or Letters of Credit may not be reduced or excused (except as permitted by Section 2.17 or clause (iii) of Section 10.01(a)) or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent;
(ii)    if the Administrative Agent and the Borrowing Agent acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrowing Agent shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement;
(iii)    the L/C Commitment of any L/C Issuer may be reduced or increased as set forth in the definition of such term;
(iv)    this Agreement may be amended in a manner provided in Sections 1.05, 1.06, 1.07, 2.14, 2.15, 2.16, 3.03(b) and 9.06;
(v)    this Agreement may be amended or amended and restated without the consent of any Lender (but with the consent of the Loan Parties and the Administrative Agent and, if applicable pursuant to clause (i) of the proviso to Section 10.01(a), each L/C Issuer) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitment of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
10.02    Notices.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to any Loan Party, to it at Accenture Capital Inc., 500 West Madison Street, Chicago, IL, 60661, Attention of Treasurer (Email: brian.j.kowles@accenture.com; Telephone (312) 693-0215);
(ii)    if to the Administrative Agent from any Loan Party, to JPMorgan Chase Bank, N.A., at the address separately provided by the Administrative Agent to the Borrowing Agent;
(iii)    if to the Administrative Agent from any Lender or any L/C Issuer, to JPMorgan Chase Bank, N.A., at 4041 Ogletown Stanton Road, Floor 2, Newark, DE 19713, United States, Attention of Sherril Lowe;
(iv)    if to an L/C Issuer, to it at its address (or email) most recently specified by it in a notice delivered to the Administrative Agent and the Borrowing Agent (or, in the absence of any such notice, to it at its address, email address or telephone number set forth in the Administrative Questionnaire of the Lender that is serving as such L/C Issuer or is an Affiliate thereof); and

(v)    if to any other Lender, to it at its address, email address or telephone number set forth in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by email shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished, in addition to email, by other electronic communication pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by such electronic communication. The Administrative Agent or any Loan Party may each, in its discretion and in addition to email, agree to accept notices and other communications to it hereunder by other electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient .
(c)    Change of Address, Etc. Each of the Borrowing Agent (on behalf of all the Borrowers), the Administrative Agent and each L/C Issuer may change its address, telephone number or email address for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, telephone number or email address for notices and other communications hereunder by notice to the Borrowing Agent, the Administrative Agent and the L/C Issuers. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number and email address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Approved Electronic Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Approved Electronic Platform and that may contain material non-public information with respect to the Accenture plc or its Subsidiaries or their respective securities for purposes of United States Federal or state securities laws.
(d)    Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Loan Notices, Letter of Credit Applications and Notice of Loan Prepayment) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03    No Waiver; Cumulative Remedies. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) each L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relating to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04    Expenses; Indemnity; Limitation of Liability.
(a)    Costs and Expenses. The Borrowers shall, jointly and severally, pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, due diligence, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification by the Borrowers.
The Borrowers shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related out-of-pocket expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Accenture Group Member or any of their Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Accenture Group Member, or any Environmental Liability related in any way to any Accenture Group Member, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Accenture Group Member or any of their Related Parties, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if any Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided, further, that this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the applicable L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or an L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the applicable L/C Issuer in connection with such capacity, provided, however, that this subsection (c) shall not apply to amounts owed by any Borrower pursuant to any Fee Letter. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).
(d)    Limitation of Liability. To the fullest extent permitted by applicable Laws, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, (i) any losses, claims, demands, damages, penalties or liabilities of any kind, on any theory of liability, against any Lender Related Party for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof or (ii) any losses, claims, demands, damages, penalties or liabilities of any kind, on any theory of liability, against any Lender Related Party arising from the use by unintended recipients of any information or other materials (including any personal data) distributed by it through telecommunications, electronic or other information transmission systems (including the Approved Electronic Platform and the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except, in the case of this clause (ii), to the extent of direct and actual damages (as opposed to indirect, special, consequential or punitive damages) that are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the willful misconduct of such Lender Related Party.
(e)    Payments. All amounts due under this Section shall be payable not later than twenty (20) Business Days after demand therefor.

(f)    Survival. The agreements in this Section shall survive the resignation of the Administrative Agent or of any L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05    Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver, examiner or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder (other than as expressly permitted under Section 7.02(a)) without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

(i)    except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans and participations in L/C Obligations outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans and participations in L/C Obligations of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than US$5,000,000 unless each of the Administrative Agent and the Borrowing Agent otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i) of this Section and, in addition:
(A)    the consent of the Borrowing Agent (such consent not to be unreasonably withheld or delayed and will be deemed to have been given unless Borrowing Agent shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof) shall be required unless (1) an Event of Default described in Section 8.01(a) or 8.01(f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or an Affiliate of a Lender;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender or an Affiliate of a Lender; and
(C)    the consent of each L/C Issuer shall be required for any assignment (such consent not to be unreasonably withheld or delayed); provided that no consent of an L/C Issuer shall be required if an Event of Default occurs with respect to any Borrower under Section 8.01(f) and such L/C Issuer has no outstanding Letters of Credit at the time of the applicable assignment.
(iii)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, or to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee in the amount of US$3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(iv)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowing Agent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Laws without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, the Administrative Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The

Register shall be available for inspection by each of the Loan Parties and each L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower, the Administrative Agent or any L/C Issuer, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural persons, any Defaulting Lender or any of the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Each Loan Party agrees that each Participant shall be entitled to the benefits, and subject to the limitations, of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender that sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) unless the sale of the participation to such Participant is made with prior written consent of the Borrowing Agent, shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from which it acquired the applicable participation would have been entitled to receive; provided, further, that no Participant shall be entitled to the benefits of Section 3.01 unless the Borrowing Agent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(f) as though it were a Lender. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Each Lender that sells a participation pursuant to this Section 10.06(d) shall notify the Administrative Agent of the amount of the principal amounts of each such Participant’s participation interest with respect to the Commitment and/or the Loans and shall obtain an Irish Qualifying Lender Confirmation, completed and signed by or on behalf of the Participant, and shall procure an undertaking from the Participant that it will comply with the provisions of subclauses (A) – (D) of Section 3.01(f)(iii) as if it were a Lender.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a FRB; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer assigns all of its Commitment and Loans and its Applicable Percentage of L/C Obligations pursuant to subsection (b) above, such L/C Issuer may, upon 30 days’ notice to the Borrowing Agent and the Lenders, resign as an L/C Issuer. In the event of any such resignation as an L/C Issuer, the Borrowing Agent shall be entitled to appoint from among the Lenders that agree to such appointment a successor L/C Issuer hereunder; provided, however, that no failure by the Borrowing Agent to appoint any such successor shall affect the resignation of any L/C Issuer. If any L/C Issuer resigns as L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit issued by it outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).
10.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors, representatives, professional advisers, insurers, insurance brokers and service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners and any government, quasi-government, administrative, or supervisory board or authority, court or tribunal), (c) in the event that it is or its Affiliates are requested or required by law or regulation or pursuant to legal process (including, without limitation, by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Information, in which case it shall provide (to the extent permitted by law) the Borrowing Agent with prompt notice of such request or requirement so that a protective order or other appropriate remedy may be sought at the Borrowers’ sole cost and expense, provided that if, in the absence of a protective order or other remedy, such Lender or the Administrative Agent is nonetheless required to disclose Information, it may, without liability hereunder, disclose only that portion of the Information which is legally required to be disclosed, provided that such Lender or the Administrative Agent uses its commercially reasonable efforts to preserve the confidentiality of the Information, including, without limitation, by cooperating with the Accenture Group to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Information, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee, novatee, transferee of or Participant or sub-Participant in, or any prospective assignee, novatee, transferee of or Participant or sub-Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Accenture Group Member and its obligations, (g) with the consent of the Borrowing Agent, (h) on a confidential basis to (i) any direct or indirect providers of credit protection, (ii) any rating agency in connection with rating the Accenture Group or the credit facilities provided hereunder or (iii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Accenture Group Member. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from any Loan Party relating to any Accenture Group Member or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party, provided that, in the case of information received from any Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning Accenture plc or any Subsidiary or any of their respective securities, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Laws, including Federal and state securities Laws.
For the avoidance of doubt, nothing in this Section 10.07 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization to the extent that any such prohibition on disclosure set forth in this Section 10.07 shall be prohibited by the laws or regulations applicable to such organization.
10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing and (b) the Required Lenders have requested the Administrative Agent to declare the Loans to be due and payable pursuant to Section 8.02, or the Loans have become immediately due and payable without notice as provided in Section 8.02, then each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrowing Agent and the Administrative

Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Laws (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowing Agent on behalf of all the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any provisions of any engagement letter or any fee letter that by the terms of such documents expressly survive the effectiveness of this Agreement, all of which provisions shall remain in full force and effect).
10.11    Survival. All covenants, agreements, representations and warranties made by the Loan Parties hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof and shall continue in full force and effect until the Facility Termination Date; provided that the provisions of Articles III and IX and Section 10.04, and each other provision hereof or of any other Loan Document that by the terms thereof survives the termination of this Agreement, the repayment of any of the Obligations or the termination of the Commitments (or expressions of similar import) shall survive the occurrence of the Facility Termination Date. Such representations and warranties have been or will be relied upon by the Administrative Agent, each L/C Issuer and each Lender, regardless of any investigation made by the Administrative Agent, any L/C Issuer or any Lender or on their behalf and notwithstanding that the Administrative Agent, any L/C Issuer or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension.
10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or an L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13    Replacement of Lenders.
(a)    If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Sections 3.01 or 3.02, or if any Lender becomes a Prohibited Lender under Section 2.14(a), or if any Lender is a Defaulting Lender or Non-Extending, or if any Lender has failed to consent to a proposed amendment or waiver that under Section 10.01 requires the consent of all the Lenders (or all the affected Lenders) and with respect to which the Required Lenders shall have granted their consent, or any other circumstance exists hereunder that gives the Borrowers the right, pursuant to the terms of this Agreement, to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent and each L/C Issuer, elect to either (x) replace such Lender at their sole expense and effort in accordance with subsection (b) below or (y) solely in the case of a Lender requesting a Pre-Closing Date Related Dodd-Frank/Basel III Cost (as defined below) as compensation under Section 3.04, terminate all of the Commitments of such Lender in accordance with subsection (c) below.
(b)    If the Borrowers elect to replace a Lender in accordance with subsection (a) above, such Lender shall be required to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(i)    the Administrative Agent has received the assignment fee specified in Section 10.06(b) from the assignee or the Borrowers;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrowers (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Sections 3.01 or 3.02, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)    such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
(c)    If the Borrowers elect to terminate the Commitments of a Lender in accordance with subsection (a) above, all of the Commitments of such Lender shall be terminated immediately (with the Aggregate Commitments reduced in a like amount on a non-pro rata basis) upon the later of (i) the date of the receipt by the Administrative Agent and such Lender of the Borrowers’ written notice of such election and (ii) the date that the Borrowers have repaid all of the outstanding principal of the Loans and L/C Advances of such Lender, together with accrued interest thereon, accrued fees and all other amounts payable to such Lender hereunder and under the other Loan Documents (including (i) the Pre-Closing Date Related Dodd-Frank/Basel III Cost related to the period from the Closing Date to the date of termination of the Commitments of such Lender and (ii) any amounts under Section 3.05) (which payments may be applied to the Loans, interest, fees and other obligations of such Lender on a non-pro rata basis, notwithstanding the provisions of Section 2.12 to the contrary); provided, that the Borrowers may not terminate the Commitments of a Lender pursuant to this subsection (c) if, after giving effect to such termination and the repayment of Loans of such Lender required hereby, the Total Outstandings minus the amount of any Cash Collateral that the Borrowers have provided to secure outstanding L/C Obligations prior to or concurrently with such termination would exceed the Aggregate Commitments.
“Pre-Closing Date Related Dodd-Frank/Basel III Cost” means an increased cost claimed by a Lender or L/C Issuer (or reduction in amount of any sum received or receivable hereunder claimed by a Lender or L/C Issuer) to have resulted from an event or circumstance referred to in clause (a), (b), or (c) of the definition of “Change in Law” which (i) is directly and solely attributable to Dodd-Frank or Basel III and (ii) shall have occurred prior to the date of this Agreement.
Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Borrowing Agent, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything in this Section 10.13 to the contrary, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
10.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED EXCLUSIVELY IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO

THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)    PROCESS AGENT. ACCENTURE PLC, ACCENTURE GLOBAL CAPITAL DAC AND ACCENTURE FINANCE LIMITED HEREBY IRREVOCABLY AND UNCONDITIONALLY DESIGNATE, APPOINT AND EMPOWER THE BORROWING AGENT, AND THE BORROWING AGENT HEREBY ACCEPTS SUCH APPOINTMENT AS EACH OF ACCENTURE PLC, ACCENTURE GLOBAL CAPITAL DAC AND ACCENTURE FINANCE LIMITED’S DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY ACTION, LITIGATION OR PROCEEDING IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO ACCENTURE PLC, ACCENTURE GLOBAL CAPITAL DAC OR ACCENTURE FINANCE, AS APPLICABLE, IN CARE OF THE BORROWING AGENT AT THE BORROWING AGENT’S ADDRESS USED FOR PURPOSES OF GIVING NOTICES AS PROVIDED IN SECTION 10.02 AND EACH OF ACCENTURE PLC, ACCENTURE GLOBAL CAPITAL DAC AND ACCENTURE FINANCE LIMITED HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE BORROWING AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF.
10.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS

BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16    USA PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the PATRIOT Act. The Loan Parties shall, following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and beneficial ownership regulations.
10.17    Electronic Execution. Delivery of an executed counterpart of a signature page (including any Electronic Signature) of this Agreement, any other Loan Document or any document, amendment, approval, consent, information, notice (including any Loan Notice and any notice delivered pursuant to Section 10.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) by emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof or thereof. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders and the L/C Issuers shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent, any Lender or any L/C Issuer, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each of the Loan Parties hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, L/C Issuers and the Loan Parties, Electronic Signatures transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) agrees that the Administrative Agent and each of the Lenders and the L/C Issuers may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (D) waives any claim against any Lender Related Party for any losses, claims, demands, damages, penalties, liabilities and expenses of any kind, on any theory of liability, arising solely from the Administrative Agent’s, any Lender’s or any L/C Issuer’s reliance on or use of Electronic Signatures and/or transmissions by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims, demands, damages, penalties, liabilities and expenses of any kind, on any theory of liability, arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
10.18    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent or the applicable L/C Issuer could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent, the L/C Issuers or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such L/C Issuer of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such L/C Issuer may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any L/C Issuer from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such L/C Issuer or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such L/C Issuer in such currency, the Administrative Agent or such L/C Issuer agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).
10.19    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers, the Guarantor and their respective Affiliates, on the one hand, and the Administrative Agent, the Lenders, the L/C Issuers, and the Arrangers, on the other hand, and the Borrowers and the Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification thereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Lenders, the L/C Issuers and the Arrangers is and has been acting solely as a principal and is not the agent or fiduciary, for any Borrower, the Guarantor or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Administrative Agent, any Lender, any L/C Issuer or any Arranger has assumed or will assume an agency or fiduciary responsibility in favor of any Borrower or the Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document and none of the Administrative Agent, any Lender, any L/C Issuer or any Arranger has any obligation to the Borrowers, the Guarantor or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Lenders, the L/C Issuers and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the Guarantor and their respective Affiliates, and none of the Administrative Agent, any Lender, any L/C Issuer or any Arranger has any obligation to disclose any of such interests by virtue of any agency or fiduciary relationship; and (v) the Administrative Agent, the Lenders, the L/C Issuers and the Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrowers and the Guarantor have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Borrower and the Guarantor hereby agrees not to assert, to the fullest extent permitted by law, any claims that any of them may have against the Administrative Agent, the Lenders, the L/C Issuers and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with the Loan Documents and the credit facility provided herein.
10.20    Acknowledgement and Consent to Bail-In of Affected Financial Institution. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.21    Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

10.22    Waiver of Termination Notice. Each Lender party hereto, in its capacity as a “Lender” under and as defined in the Existing Credit Agreement, hereby waives the requirement of the Borrowing Agent to provide prior notice of termination of the Aggregate Commitments (as defined in the Existing Credit Agreement) pursuant to Section 2.05 of the Existing Credit Agreement (it being understood that such notice may be delivered on the Closing Date).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ACCENTURE GLOBAL CAPITAL DESIGNATED ACTIVITY COMPANY By: /s/ Brian J. Kowles Name: Brian J. Kowles Title: Director

ACCENTURE CAPITAL INC. By: /s/ Brian J. Kowles Name: Brian J. Kowles Title: Treasurer

ACCENTURE FINANCE LIMITED By: /s/ Brian J. Kowles Name: Brian J. Kowles Title: Director

ACCENTURE PUBLIC LIMITED COMPANY By: /s/ Brian J. Kowles Name: Brian J. Kowles Title: Treasurer

Accenture Global Capital DAC Accenture Capital Inc. Accenture Finance Limited Credit Agreement Signature Page

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent By: /s/ Ryan M. Becker Name: Ryan M. Becker Title: Vice President

Accenture Global Capital DAC Accenture Capital Inc. Accenture Finance Limited Credit Agreement Signature Page

Bank of America, N.A., as a Lender and an L/C Issuer By: /s/ Injah Song Name: Injah Song Title: Director

Accenture Global Capital DAC Accenture Capital Inc. Accenture Finance Limited Credit Agreement Signature Page

BARCLAYS BANK PLC, as a Lender and an L/C Issuer By: /s/ Sean Duggan Name: Sean Duggan Title: Director

Accenture Global Capital DAC Accenture Capital Inc. Accenture Finance Limited Credit Agreement Signature Page

BNP Paribas, as a Lender and an L/C Issuer By: /s/ Nicole Rodriguez Name: Nicole Rodriguez Title: Director By: /s/ Nicolas Doche Name: Nicolas Doche Title: Vice President

Accenture Global Capital DAC Accenture Capital Inc. Accenture Finance Limited Credit Agreement Signature Page

Citibank, N.A., as a Lender and an L/C Issuer By: CITIBANK, N.A. /s/ Daniel Boselli Name: Daniel Boselli Title: Vice President

Accenture Global Capital DAC Accenture Capital Inc. Accenture Finance Limited Credit Agreement Signature Page

SOCIETE GENERALE, as a Lender and an L/C Issuer By: /s/ Richard Bernal Name: Richard Bernal Title: Managing Director

Accenture Global Capital DAC Accenture Capital Inc. Accenture Finance Limited Credit Agreement Signature Page

Deutsche Bank AG New York Branch, as a Lender By: /s/ Alison Lugo Name: Alison Lugo Title: Vice President By: /s/ Ming K. Chu Name: Ming K. Chu Title: Director

Accenture Global Capital DAC Accenture Capital Inc. Accenture Finance Limited Credit Agreement Signature Page

HSBC Bank USA, National Association, as a Lender By: /s/ Aleem J Shamji Name: Aleem J Shamji Title: Managing Director

Accenture Global Capital DAC Accenture Capital Inc. Accenture Finance Limited Credit Agreement Signature Page

Standard Chartered Bank (Singapore) Limited, as a Lender

By: /s/ Yau Mei Yoke
Name: Yau Mei Yoke
Title: Managing Director, Head, Local Corporates Client Coverage, Singapore
Corporate, Commercial & Institutional Banking

for and on behalf of:
Standard Chartered Bank (Singapore) Limited

Accenture Global Capital DAC Accenture Capital Inc. Accenture Finance Limited Credit Agreement Signature Page

GOLDMAN SACHS BANK USA, as a Lender By: /s/ Dan Starr Name: Dan Starr Title: Authorized Signatory

Accenture Global Capital DAC Accenture Capital Inc. Accenture Finance Limited Credit Agreement Signature Page

MORGAN STANLEY BANK, N.A., as a Lender By: /s/ Michael King Name: Michael King Title: Authorized Signatory

Accenture Global Capital DAC Accenture Capital Inc. Accenture Finance Limited Credit Agreement Signature Page